NOTICE OF MEETING AND

MANAGEMENT PROXY CIRCULAR

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
June 30, 2021

May 18, 2021

CGX ENERGY INC.

333 Bay Street, Suite 1100

Toronto, Ontario

M5H 2R2

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To be held Thursday, June 30, 2021 at 3:00 p.m. (Toronto time)

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of Shareholders of CGX ENERGY INC. (the "Corporation") will be held on Thursday, June 30, 2021, at 3:00 p.m. (Toronto time). This year, due to the ongoing public health restrictions to manage the spread of COVID-19 and current restrictions on large public gatherings, the Meeting will be conducted in a virtual-only format via live webcast at https://virtual-meetings.tsxtrust.com/1170 (password: cgx2021) and logging in at least fifteen (15) minutes prior to the start of the Meeting. The meeting ID for the meeting is 1170. The live webcast will allow Shareholders to have an equal opportunity to participate at the Meeting regardless of their geographic location or particular circumstances they may be facing as a result of COVID-19. Shareholders will not be able to attend the Meeting in person.

Registered Shareholders (that is, a Shareholder who holds Common Shares directly in his, her or its own name and is entered on the register of Shareholders) ("Registered Shareholders"), and duly appointed proxyholders can participate, vote, or submit questions during the Meeting's live webcast provided they comply with the requirements set out in the accompanying management information circular (the "Circular"). Non-registered shareholders (that is, a Shareholder who holds Common Shares through an intermediary such as a bank, trust company, securities dealer or broker) ("Non- Registered Shareholders") who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests. Guests will not be able to vote or ask questions at the Meeting.

At the Meeting, Shareholders will be asked:

(a) TO RECEIVE and consider the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2020 together with the auditors' report thereon;

(b) TO FIX the number of directors to be elected at the Meeting at [six (6)];

(c) TO ELECT the directors to hold office until the close of the next annual meeting of the shareholders of the Corporation;

(d) TO APPOINT Ernst & Young LLP as auditors of the Corporation to hold office until the close of the next annual meeting of the shareholders of the Corporation and to authorize the directors to fix the remuneration of the auditors;

(e) TO RE-APPROVE, as required by the TSX Venture Exchange on an annual basis, the Corporation's stock option plan;

(f) TO TRANSACT such further or other business as may properly come before the Meeting or any adjournment thereof.

The Corporation has elected to use the notice-and-access provisions under National Instrument 54-101 Communications with Beneficial Owners of Securities of a Reporting Issuer and National Instrument 51-102 Continuous Disclosure Obligations (the "Notice and-Access Provisions") for the Meeting. Notice-and-Access Provisions are a set of rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to Shareholders by allowing the Corporation to post the Circular and any additional materials online. Under the Notice-and- Access Provisions, instead of receiving printed copies of the Meeting materials, Shareholders will receive a notice-and- access notification containing details of the Meeting date, location and purpose, as well as information on how they can access the Meeting materials electronically.

Meeting materials are available online at https://docs.tsxtrust.com/2039, www.cgxenergy.ca and under the Corporation's profile on SEDAR at www.sedar.com. Any Shareholder who wishes to receive a paper copy of the Circular should contact the Secretary of the Corporation at the Corporation's head office at 333 Bay Street, Suite 1100, Toronto, Ontario M5H 2R2, by telephone at 1-416-364-5569 or as otherwise indicated in the Meeting materials. Any Shareholder who wishes to receive a paper copy of the Circular after the Meeting should contact the Secretary of the Corporation by telephone at 1-832-300- 3200. A Shareholder may also use the numbers noted above to obtain additional information about the Notice-and-Access Provisions. Under the Notice-and-Access Provisions, Meeting-related materials will be available for viewing for up to one (1) year from the date of posting and a paper copy of the materials can be requested at any time during this period.

2

In order to allow for reasonable time to be allotted for a Shareholder to receive and review a paper copy of the Circular prior to the proxy deadline, any Shareholder wishing to request a paper copy of the Circular as described above should ensure such request is received no later than Friday, June 18, 2021.

The details of the matters proposed to be put before the Meeting are set forth in the Management Information Circular dated May 18, 2021, accompanying this Notice of Meeting, which is supplemental to and expressly made a part of this Notice of Meeting.

Shareholders of record as of the close of business on Tuesday, May 18, 2021 will be entitled to vote at the Meeting. Shareholders not attending the Meeting are requested to date and sign the enclosed form of proxy or the voting instruction form provided to Shareholders by their intermediary or the Corporation and deliver it in accordance with the instructions set out in the form of proxy or voting instruction form no later than 3:00 p.m. (Toronto time) on Monday, June 28, 2021.

Shareholders are reminded to review the Circular before voting. The procedures by which Shareholders may exercise their right to vote with respect to the matters at the Meeting will vary depending on whether a Shareholder is a registered Shareholder (that is, a Shareholder who holds shares in the Corporation directly in his, her or its own name and is entered on the register of Shareholders) or a non-registered Shareholder (that is, a Shareholder who holds shares in the Corporation through an intermediary such as a bank, trust company, securities dealer or broker).

DATED this 18th day of May, 2021.

BY ORDER OF THE BOARD OF DIRECTORS

Suresh Narine

Executive Chairman

SOLICITATION OF PROXIES

This management information circular ("Circular") is furnished in connection with the solicitation of proxies by the management of CGX Energy Inc. (the "Corporation" or "CGX") for use at the annual and special meeting of shareholders (the "Shareholders") of the Corporation (the "Meeting") and at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of meeting (the "Notice of Meeting"). The Meeting will be held virtually and is scheduled to be held on Wednesday, June 30, 2021 at 3:00 p.m. (Toronto time).

Shareholders are reminded to review the Circular before voting. The procedures by which Shareholders may exercise their right to vote with respect to the matters at the Meeting will vary depending on whether a Shareholder is a registered Shareholder (that is, a Shareholder who holds shares directly in his, her or its own name and is entered on the register of Shareholders) ("Registered Shareholders") or a non‐ registered Shareholder (that is, a Shareholder who holds shares through an intermediary such as a bank, trust company, securities dealer or broker) ("Non‐Registered Shareholders").

A registered holder may vote in any of the ways set out below:

Virtually at the Meeting: A registered shareholder who wishes to vote virtually at the Meeting should not complete or return the form of proxy included with this Circular, and instead will have their votes taken virtually at the Meeting. The control number and meeting password located on the form of proxy or in the email notification you received is required to log in to the Meeting.

Voting by Internet: A registered shareholder may submit his or her proxy over the Internet by going to www.voteproxyonline.com and following the instructions. Such shareholder will require a 12‐digit control number (located on the front of the form of proxy) to identify himself or herself to the system.

Voting by Fax: 416‐595‐9593 (send both pages of their completed and signed form of proxy).

Voting by Mail: Complete, sign, date and return the form of proxy to TSX Trust Company, 301 - 100 Adelaide Street West, Toronto, Ontario M5H 4H1.

Information for Non‐Registered Shareholders

Holders of Shares who are Non‐Registered Shareholders

Subject to applicable laws, the only shareholders entitled to vote at the Meeting are those whose names have been entered into CGX's register as holders of subordinate voting shares or multiple voting shares (each, a "Registered Shareholder"). However, the shares of the majority of CGX's shareholders are not held in their own name, but rather are registered in the name of nominee accounts (the "Non‐Registered Shareholders"), usually The Canadian Depository for Securities Limited ("CDS"). CDS acts as clearing agent for brokers and other intermediaries (the "Intermediaries") who, in turn, act on behalf of the holders of CGX shares.

As a result, Non‐Registered Shareholders can only exercise their rights as beneficial owners of voting shares through CDS or a participant in the CDS depository service. This means that in order for Non‐ Registered Shareholders to exercise their rights to vote their shares at the Meeting, they must provide voting instructions to the Registered Shareholder.

If you are a Non‐Registered Shareholder and CGX or its agent has sent this Circular and associated materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

MANAGEMENT CIRCULAR PROXY	3

If Non‐Registered Shareholders wish to vote their shares, they must carefully review and follow the voting instructions provided by their Intermediary.

Delivery of Voting Instructions by Non‐Registered Shareholders

Applicable regulatory policies require Intermediaries to seek voting instructions from Non‐Registered Shareholders in advance of shareholder meetings. Each Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Non‐Registered Shareholders in order to ensure their CGX shares are voted at the Meeting. Generally, Non‐Registered Shareholders who receive meeting materials will be given either:

(a) a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of CGX shares beneficially owned by the Non‐Registered Shareholder but which is otherwise not completed. This form of proxy need not be signed by the Non‐ Registered Shareholder. In this case, the Non‐Registered Shareholder who wishes to submit a proxy should complete the rest of the form of proxy and deliver the proxy in accordance with the instructions provided by the Intermediary; or

(b) a voting instruction form which must be completed and signed by the Non‐Registered Shareholder in accordance with the directions on the voting instruction form and returned to the Intermediary or its service company. In some cases, the completion of the voting instruction form by telephone, the internet or facsimile is permitted.

The purpose of these procedures is to permit Non‐Registered Shareholders to direct the voting of the CGX shares that they beneficially own. These procedures do not permit a Non‐Registered Shareholder to vote CGX shares virtually at the Meeting.

Voting at the Meeting by Non‐Registered Shareholders

A Non‐Registered Shareholder who receives a form of proxy or a voting instruction form and wishes to vote at the Meeting virtually should, in the case of a form of proxy, strike out the names of the persons designated in the form of proxy and insert the Non‐Registered Shareholder's name in the blank space provided or, in the case of a voting instruction form, follow the corresponding directions on the form. In either case, Non‐Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

Virtual Meeting via Live Webcast

The Meeting is being held in a virtual‐only format due to the COVID‐19 pandemic and the recommendations of federal, provincial and municipal governments to mitigate risks to public health and safety. The Meeting will be hosted online by way of a live webcast. Shareholders will not be able to attend the Meeting in person.

Shareholders who wish to attend the Meeting virtually can do so by visiting https://virtual‐ meetings.tsxtrust.com/1170 (password: cgx2021) and logging in at least fifteen (15) minutes prior to the start of the Meeting. The meeting ID for this meeting is 1170. Participants are recommended to log in using the latest internet browser (i.e. Chrome) and to avoid using internet explorer where possible.

MANAGEMENT CIRCULAR PROXY	4

Attending the Meeting online enables registered shareholders and duly appointed proxyholders to participate at the Meeting. Registered shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting.

It is recommended that shareholders and proxyholders submit their questions as soon as possible during the Meeting so they can be addressed at the right time. Questions may be submitted in writing by using the relevant dialog box in the function "Ask a question" during the Meeting. Only shareholders and duly appointed and registered proxyholders may ask questions during the question period.

The Chair of the Meeting and/or other members of management present at the Meeting will answer questions relating to matters to be voted on before a vote is held on each matter, if applicable. General questions may be addressed by the Chair of the Meeting and other members of management at the end of the Meeting during the question period, if time permits.

So that as many questions as possible are answered, shareholders and proxyholders are asked to be brief and concise and to address only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related will be grouped, summarized and answered together.

All shareholder questions are welcome. However, CGX does not intend to address questions that:

• are irrelevant to CGX or to the business of the meeting;

• are related to non‐public information;

• are derogatory or otherwise offensive;

• are repetitive or have already been asked by other shareholders;

• are in furtherance of a shareholders personal or business interests; or

• are out of order or not otherwise appropriate as determined by the chair or Secretary of the Meeting in their reasonable judgment.

In the event of technical malfunction or other significant problems that disrupt the Meeting, the Chair of the Meeting may adjourn, recess, or expedite the Meeting, or take such other action as the Chair determines is appropriate considering the circumstances.

Distribution of Meeting Materials

The Corporation has elected to use the notice‐and‐access provisions ("Notice‐and‐Access Provisions") under National Instrument 54‐101 ‐ Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54‐101") and National Instrument 51‐102 ‐ Continuous Disclosure Obligations for the Meeting in respect of delivering the Meeting materials to Shareholders.

The Notice‐and‐Access Provisions are rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to Shareholders by allowing a reporting issuer to post an information circular in respect of a meeting of its Shareholders and related materials online. The Corporation believes this environmentally friendly process will provide Shareholders with a convenient way to access the Meeting materials, while allowing the Corporation to lower the costs associated with printing and distributing the Meeting materials.

MANAGEMENT CIRCULAR PROXY	5

Although the Corporation has elected to use the Notice‐and‐Access Provisions, both Registered Shareholders (that is, a Shareholder who holds Common Shares directly in his, her or its own name and is entered on the register of Shareholders) and Non‐Registered Shareholders (that is, a Shareholder who holds Common Shares through an intermediary such as a bank, trust company, securities dealer or broker) will receive a package which will include either the Proxy Form or VIF, among other materials. Shareholders may receive multiple packages of these Meeting materials if a Shareholder holds Common Shares through more than one intermediary, or if a Shareholder is both a Registered Shareholder and a Non‐Registered Shareholder for different shareholdings.

Should a Shareholder receive multiple packages, a Shareholder should repeat the steps to vote through a proxy, appoint a proxyholder or attend the Meeting, if desired, separately for each package to ensure that all the Common Shares from the various shareholdings are voted at the Meeting.

Pursuant to NI 54‐101, arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation material to Non‐Registered Shareholders. The Corporation will provide, without cost to such persons, upon request to the Secretary of the Corporation, additional copies of the above‐noted documents required for this purpose.

Appointment and Revocation of Proxies

The individuals specified as proxyholders in the enclosed form of proxy are representatives of Management and are directors and/or officers of CGX. A shareholder may, by properly marking, executing and depositing the accompanying form of proxy, appoint as proxyholder the individuals named in the accompanying form of proxy, or some other individual or entity, who need not be a shareholder. This latter right may be exercised by striking out the names of the designated individuals and inserting the name of such other proxyholder in the blank space provided in the enclosed form of proxy or by completing another proxy in proper form. The proxyholder may virtually attend and act for the shareholder at the Meeting and any adjournment(s) or postponement(s) thereof.

If you wish to vote at the Meeting, or have a third‐party virtually attend and vote on your behalf, you MUST submit your form of proxy or voting instruction form, appointing that third‐party proxyholder AND you must also register such proxyholder with CGX's Transfer Agent, TSX Trust Company, after submitting your form of proxy or voting instruction form. Registering your third‐party proxyholder with TSX Trust Company is an additional step to be completed AFTER you have submitted your form of proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a control number that is required for them to vote at the Meeting and, consequently, only being able to attend the Meeting as a guest.

Step 1: Submit your form of proxy: To appoint a third‐party proxyholder, insert such person's name in the blank space provided in the form of proxy and follow the instructions for submitting your form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form.

Step 2: Register your proxyholder: To register a third‐party proxyholder, Shareholders must email tsxtrustproxyvoting@tmx.com, and complete the "Request for Control Number" form at https://tsxtrust.com/resource/en/75 by 3:00 p.m. (Toronto time) on June 28, 2021, or not later than 3:00 p.m. (Toronto time) on the date that is two Business Days immediately prior to any adjournment or postponement of the Meeting, and provide Colliers' Transfer Agent, TSX Trust Company, with the required proxyholder contact information. TSX Trust Company will then provide the proxyholder with a control number by email after the proxy voting deadline has passed. This control number is required for the purpose of logging in to the Meeting.

MANAGEMENT CIRCULAR PROXY	6

Make sure that the person you appoint is aware that he or she has been appointed and attends the Meeting. Failure to register the proxyholder will result in the proxyholder not receiving a control number to participate in the Meeting. Without a control number, your proxyholder will not be able to ask questions or vote at the Meeting.

If you are a Non‐Registered Shareholder located in the United States and wish to vote at the Meeting or, if permitted, appoint a third‐party as your proxyholder, you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary included with the legal proxy form and the voting instruction form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your Intermediary, you must then submit such legal proxy to TSX Trust Company. Requests for registration from Non‐Registered Shareholders located in the United States that wish to vote at the Meeting or, if permitted, appoint a third‐party as their proxyholder must be sent by email or by courier to: TSX Trust Company, by mail at 100 Adelaide Street West, Suite 301, Toronto, Ontario, Canada, M5H 4H1, Attention: Proxy Department and must be labeled "Legal Proxy" and received no later than the voting deadline of 3:00 p.m. (Toronto time) on June 28, 2021, or not later than 3:00 p.m. (Toronto time) on the date that is two Business Days immediately prior to any adjournment or postponement of the Meeting.

A Shareholder who has given a Proxy Form of VIF may revoke it:

(a) by signing a Proxy Form or VIF bearing a later date and depositing it with the Transfer Agent or the Secretary of the Corporation by no later than 3:00 pm (Toronto time) on Monday, June 28, 2021; or

(b) as to any matter on which a vote shall not have already been cast pursuant to the authority conferred by such Proxy Form or VIF, by signing a written notice of revocation and delivering it to the Transfer Agent or the Secretary or the Chair by no later than 3:00 pm (Toronto time) on Monday, June 28, 2021; or

(c) by attending the Virtual Meeting in person, duly executing another form of proxy bearing a later date and depositing it before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing and deposited either at the registered office of Colliers at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or with the Chair of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. If such written instrument is deposited with the Chair of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.; or

(d) in addition to the revocation in any other manner permitted by law, a proxy may be revoked under subsection 110(4) of the Business Corporations Act (Ontario) (the "Act") by an instrument in writing executed by the Shareholder or by his attorney authorized in writing (or if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof authorized in writing), deposited either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, at which the Proxy Form is to be used, or with the Chair on the day of the Meeting or any adjournment thereof and upon either of such deposits the proxy shall be revoked.

MANAGEMENT CIRCULAR PROXY	7

If you are using a TSX Trust control number to log in to the Meeting, you will not be revoking any previously submitted proxies. However, if you vote on a ballot you will be revoking any and all previously submitted proxies. If you DO NOT wish to revoke your previously submitted proxies, do not vote at the Meeting. You may also choose to enter the Meeting as a guest.

Exercise of Discretion by Proxies

The Common Shares represented by the enclosed Proxy Form will be voted or withheld from voting on any ballot that may be called for in accordance with the instructions of the Shareholder executing the proxy and, if such Shareholder has specified a choice with respect to any matter to be acted on at the Meeting, the Common Shares will be voted accordingly. IN THE ABSENCE OF SUCH INSTRUCTIONS SUCH COMMON SHARES WILL BE VOTED IN FAVOUR OF EACH MATTER IDENTIFIED IN THE PROXY FORM TO BE VOTED UPON AT THE MEETING.

The enclosed Proxy Form confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the Notice of Meeting, or other matters which may properly come before the Meeting. At the time of printing this Circular, management knows of no such amendments or other matters to come before the Meeting other than matters referred to in the Notice of Meeting. However, if other matters not known to management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the judgement of the person voting the proxy.

Non‐Registered Shareholders

The information set forth in this section is of significant importance to those Shareholders who do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (hereafter referred to in this Circular as "Beneficial Owner") should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common shares will not be registered in the Shareholder's name on the records of the Corporation. Such Common Shares will likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Owner. Without specific instructions, a broker and its agents and nominees are prohibited from voting Common Shares for the broker's clients. Therefore, Beneficial Owners should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory rules require intermediaries/brokers to seek voting instructions from Beneficial Owners in advance of shareholders meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Owners in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Owner by its broker (or the agent of the broker) is identical to the form of proxy provided to Registered Shareholders. However, its purpose is limited to instructing the Registered Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Owner. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Solutions, Canada (formerly ADP Investor Communications) ("Broadridge"). Broadridge typically applies a special sticker to proxy forms, mails those forms to the Beneficial Owner and asks the Beneficial Owner to return the proxy forms to Broadridge. Voting instructions may also be given by telephone or online at www.proxyvotecanada.com by following the instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Owner receiving a proxy with a Broadridge sticker on it cannot use that proxy to vote Common Shares directly at the Meeting ‐ the proxy must be returned to Broadridge well in advance of the Meeting in order to have the Common Shares voted.

MANAGEMENT CIRCULAR PROXY	8

Although a Beneficial Owner may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent of the broker), a Beneficial Owner may attend the Meeting as proxy holder for the Registered Shareholder and vote the Common Shares in that capacity. Beneficial Owners who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered owner, should enter their own names in the blank space on the VIF provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Beneficial owners who have objected to an intermediary providing ownership information are Objecting Beneficial Owners ("OBOs"). The Corporation has also distributed copies of the Meeting materials to intermediaries for distribution to the OBOs. The Corporation does not intend to pay for intermediaries to forward to OBOs under NI 54‐101 the proxy‐related materials and Form 54‐101F7 Request for Voting Instructions Made by Intermediary. An OBO will not receive such materials unless the OBO's intermediary assumes the cost of delivery.

In addition, the Corporation has decided to take advantage of provisions of NI 54‐101 that permit it to deliver Meeting materials directly to non‐objecting Beneficial Owners. These materials are being sent to both Registered and Non‐Registered Shareholders. If you are a Beneficial Owner, and the Corporation or its Transfer Agent has sent these materials directly to you, your name and address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding the Common Shares on your behalf. By choosing to send these materials to you directly, the Corporation (and not the intermediary holding on your behalf) has assumed responsibility for: (i) delivering these materials to you; and (ii) executing your proper voting instructions. As a result, you can expect to receive a VIF from our Transfer Agent. These VIFs are to be completed and returned to the Transfer Agent in the envelope provided. In addition, the Transfer Agent provides for Internet voting as described on the VIF. The Transfer Agent will tabulate the results of the VIFs received and will provide appropriate instructions at the Meeting with respect to the Common Shares represented by the VIFs they receive.

All dollar amounts referenced herein, unless otherwise indicated, are expressed in Canadian dollars ("C$").

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

Share Capital

As of May 18, 2021, CGX has 287,588,662 fully paid and non‐assessable Common Shares outstanding. Each Common Share carries the right to one (1) vote per share. Each holder of record of Common Shares at the time of the close of business on May 18, 2021 (the "Record Date") will be given notice of the Meeting and will be entitled to vote at the Meeting the number of Common Shares of record held by them on the Record Date.

The Board has fixed May 18, 2021 as the Record Date for the determination of the Shareholders entitled to receive notice of the Meeting. Shareholders of the Corporation as of the close of business on the Record Date will be entitled to vote at the Meeting and all adjournments thereof.

MANAGEMENT CIRCULAR PROXY	9

Ownership of Securities of the Corporation

As of the Record Date, to the knowledge of the directors and officers of the Corporation, other than Frontera Energy Corporation ("Frontera"), which own 212,392,155 Common Shares, representing approximately 73.85% of the outstanding Common Shares, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights attached to any class of voting securities of the Corporation.

The directors and officers of the Corporation collectively own or control directly or indirectly, in the aggregate, 419,618 Common Shares representing approximately 0.15% of the issued and outstanding Common Shares as at May 18, 2021.

COMPENSATION OF EXECUTIVE OFFICERS

For the purposes of this section, a "Named Executive Officer" of the Corporation means each of the following:

(a) the chief executive officer ("CEO") of the Corporation;

(b) the chief financial officer ("CFO") of the Corporation;

(c) each of the Corporation's three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, as determined in accordance with subsection 1.3(6) of Form 51‐102F6, for that financial year; and

(d) each individual who would be a Named Executive Officer under paragraph (c) above but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of that financial year.

In the fiscal year ended December 31, 2020, the Corporation had the following four named executive officers (collectively, the "Named Executive Officers"): Tralisa Maraj, CFO, Suresh Narine, Executive Director, The Cooperative Republic of Guyana ("Guyana") and Director of the Corporation, Michael Stockinger (VP, Operations) and Tarachandra Khelawan, Country Manager - Guyana.

Compensation Discussion and Analysis

The compensation committee (the "Compensation Committee") of the Board is responsible for ensuring that the Corporation has in place an appropriate plan for executive compensation and for making recommendations to the Board with respect to the compensation of the Corporation's executive officers. The Compensation Committee ensures that total compensation paid to all Named Executive Officers is fair and reasonable and is consistent with the Corporation's compensation philosophy.

Compensation plays an important role in achieving short and long‐term business objectives that ultimately drive business success. The Corporation's compensation philosophy is to foster entrepreneurship at all levels of the organization through, among other things, the granting of stock options, which is a significant component of executive compensation. This approach is based on the assumption that the performance of the Corporation's Common Share price over the long term is an important indicator of long‐term performance.

MANAGEMENT CIRCULAR PROXY	10

The Corporation's compensation philosophy is based on the following fundamental principles:

(a) Compensation programs align with shareholder interests - the Corporation aligns the goals of executives with maximizing long term shareholder value;

(b) Performance sensitive - compensation for executive officers should be linked to operating and market performance of the Corporation and fluctuate with that performance;

(c) creating among directors, officers, consultants and employees, a corporate environment which will align their interests with those of the shareholders; and

(d) Offer market‐competitive compensation to attract and retain talent - the compensation program should provide market competitive pay in terms of value and structure in order to retain existing employees who are performing according to their objectives and to attract new individuals of the highest caliber.

The objectives of the compensation program in compensating all Named Executive Officers were developed based on the above‐mentioned compensation philosophy and are as follows:

(a) to attract and retain highly qualified executive officers;

(b) to align the interests of executive officers with Shareholders' interests and with the execution of the Corporation's business strategy;

(c) to evaluate executive performance on the basis of key measurements that correlate to long‐term shareholder value; and

(d) to tie compensation directly to those measurements and rewards based on achieving and exceeding predetermined objectives.

Compensation Program

The Corporation's policies on executive compensation are intended to provide appropriate compensation for executives that is internally equitable, externally competitive and reflects individual achievements in the context of the Corporation. The overriding principles in establishing executive compensation provide that compensation should reflect:

• fair and competitive compensation commensurate with an individual's experience and expertise in order to attract and retain highly qualified executives;

• recognition and encouragement of leadership, entrepreneurial spirit and team work;

• an alignment of the financial interests of the executives with the financial interests of the Shareholders;

• stock options and annual bonuses to reward individual performance and contribution to the achievement of corporate performance and objectives; and

• contribution to enhancement of shareholder value.

No specific quantitative targets are set by the Compensation Committee with respect to compensation of Named Executive Officers. In addition, although performance of the Corporation is a factor that the Compensation Committee considers when determining or approving compensation of executive officers of the Corporation, it is primarily the factors described herein that determine the compensation of the Named Executive Officers of the Corporation.

MANAGEMENT CIRCULAR PROXY	11

There are four elements to the Corporation's executive compensation program:

• Base salary;

• Short‐term compensation incentives (primarily bonuses) for annual and personal performance;

• Long‐term compensation incentives (primarily stock options) related to long‐term increase in shareholder value; and

• Benefits and perquisites.

The Corporation does not have any formal or informal policy or target for allocating compensation between short‐term and long‐term compensation, between cash and non‐cash compensation or among the different forms of non‐cash compensation. Although the Compensation Committee has no specific pre‐established policy or target for the allocation between cash and non‐cash or short‐term and long‐ term compensation, the pay mix is largely dictated by competitive market practice combined with a philosophy of calibrating incentive levels to performance results. The Compensation Committee determines on a case‐by‐case basis the appropriate level and mix of the various compensation components based on their judgment and experience, compensation information compiled by management and recommendations of the Executive Chairman (except for his own compensation) to provide a total compensation structure that is designed to motivate senior officers to achieve the business goals set by the Corporation and reward the Corporation's executives when they achieve these goals.

Base Salary

Base salary represents a key component of a Named Executive Officer's compensation package as it is the first step in ensuring a competitive structure based on a number of factors, including peer group comparison.

The base salaries and benefits of the Named Executive Officers are set within guidelines developed by the Compensation Committee and are consistent with the principles set out above. The Corporation believes that it is appropriate to establish compensation levels based in large part on benchmarking against comparable companies, both in terms of compensation practices as well as levels of compensation. In this way, the Corporation will be able to gauge if its compensation is competitive in the marketplace for its talent, as well as ensure that the Corporation's compensation is reasonable. Accordingly, the Compensation Committee will continue to review the compensation levels for the executive officers against compensation levels of comparable companies.

In determining the base salary and bonus to be paid to Named Executive Officers, the Compensation Committee will consider the particular responsibilities related to the position, the experience level of the executive officer and the necessary compensation required to retain the executive officer involved. In determining the base salaries and bonuses for the Named Executive Officers, the Compensation Committee intends to select an appropriate group of peer companies and review information on the compensation practices for executive compensation using published survey data from both the oil and gas industry.

MANAGEMENT CIRCULAR PROXY	12

The base salary for each of the Named Executive Officer of the Corporation is reviewed and established annually. Base salaries are also reviewed from time to time to ensure comparability with the oil and gas industry practices.

Short‐Term Compensation Incentives

Each Named Executive Officer has targets to work towards, which are set annually. Bonuses paid to Named Executive Officers of the Corporation are determined based on the general results of the Corporation and achievement of business objectives. As detailed above, the Executive Chairman provides input on executive compensation, including bonuses, but the final determination is made by the Compensation Committee.

Long‐Term Compensation Incentives

Long‐term incentive compensation for Named Executive Officers has historically been provided through grants of stock options pursuant to the stock option plan (see Matters to be Acted Upon at Meeting ‐ Item 3 Stock Option Plan). Stock option grants to Named Executive Officers are made periodically as the Compensation Committee determines appropriate. The number of stock options granted is based on each individual's salary level, responsibility and performance and takes into account the number and terms of stock options that have been previously granted to that individual. The Compensation Committee believes that the grant of stock options to the Named Executive Officers serves to motivate achievement of the Corporation's long‐term strategic objectives and helps to align the financial interests of the executive officers with the financial interest of the Shareholders.

Please see the heading entitled "Summary Compensation Table for Named Executive Officers" below for a description of the stock options granted to Named Executive Officers in 2020, 2019 and 2018.

Benefits and Perquisites

Some of the Named Executive Officers (mainly the Executive Chairman and the CFO) are eligible to participate in the same benefits as offered to all full‐time employees. This includes participation in a traditional employee benefit plan including health and dental care and various forms of life and disability insurances.

In addition, some of the Named Executive Officers are eligible to receive (but may opt not to take) the following enhanced perquisites and benefits, which are not otherwise available to other employees:

• the Corporation makes contributions equal to 7% of the Named Executive Officer's base salary to a defined contribution retirement plan;

• membership in a social club agreed to in advance by the Corporation;

• participation in the Corporation's health benefit plan and coverage for the Named Executive Officer and his or her family is paid by the Corporation. The Corporation deposits an amount of up to $3,000 per year in a flexible savings account for the Named Executive Officer's supplemental expenses not covered by the health benefit plan;

• dental coverage is 50% to a maximum of $3,000 annual for major interventions and unlimited reimbursement for minor procedures;

• coverage for vision care under the Corporation's vision plan for the Named Executive Officer and his or her family;

MANAGEMENT CIRCULAR PROXY	13

• life insurance coverage equal to two times base salary up to a maximum of $1,000,000; and

• transportation allowance of up to $1,000 per month.

• per diem payment of $1,000 for every day spent in Guyana on the Corporation's business, including the payment of all reasonable expenses.

The Corporation does not view these benefits as a significant element of its compensation structure, as they constitute only a small percentage of total compensation, but does believe that perquisites and benefits should be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Compensation Risk Management

The Compensation Committee evaluates the risks, if any, associated with the Corporation's compensation policies and practices. The Corporation's policies and practices respecting compensation are consistent for all Named Executive Officers, employees and consultants and have been designed in a manner which is in the best interests of the Corporation and its Shareholders providing a balanced compensation approach including fixed and variable compensation and short and longer term incentives. The stock option component of the compensation provided by the Corporation to its executive officers is both "longer term" and "at risk" and, accordingly, is directly linked to the achievement of longer term value creation. Since the benefits of such compensation, if any, are generally not realized until a significant period of time has passed, the incentive to take inappropriate or excessive risks with regard to their compensation that are financially beneficial to them at the expense of the Corporation and its Shareholders is limited. The Compensation Committee believes that it is unlikely that an executive officer would take inappropriate or excessive risks at the expense of the Corporation and its Shareholders that would be beneficial to them with regard to their short term compensation when their longer term compensation might be put at risk from their actions. Due to the size of the Corporation, the Compensation Committee is able to monitor and consider any risks which may be associated with the Corporation's compensation policies and practices. Risks, if any, may be identified and mitigated through regular meetings of the Board during which financial and other information relating to the Corporation are reviewed.

The Compensation Committee has not identified any risks arising from the Corporation's compensation policies and practices that it believes would be reasonably likely to have a material adverse effect on the Corporation. Although the Corporation has not as yet adopted any specific policies in this regard, in the event that a director or an executive officer purchases financial instruments that are designed to hedge or offset a decrease in the market value of the Corporation's equity securities granted as compensation or held, directly or indirectly by the director or the executive officer, such purchases must be disclosed in insider reporting filings. To date, no such purchases have been undertaken by any director of executive officer of the Corporation.

Summary Compensation Table for Named Executive Officers

The following table sets out the compensation for services in all capacities to the Corporation in respect of the Corporation's (a) Executive Chairman and CFO, and (b) most highly compensated individuals, other than the Executive Chairman and CFO and whose total compensation for the financial year ended December 31, 2020 exceeded $150,000. The compensation paid to such Named Executive Officers is set out, in each case, for services rendered during the financial year ended December 31, 2020.

MANAGEMENT CIRCULAR PROXY	14

Unless otherwise noted, none of the persons depicted in the table below received any non‐equity long‐term incentive plan compensation or deferred compensation during the financial year ended December 31, 2020.

At no time during the financial year ended December 31, 2020 were any of the options included in the following table adjusted, amended, cancelled, replaced or significantly modified as determined in accordance with IFRS 2 - Share‐based payment under the International Financial Reporting Standards in a manner that did not equally affect all holders of the class of securities underlying the options and that did not occur through a pre‐existing formula or mechanism in the plan or award that results in periodic adjustment of the option exercise or base price, an anti‐dilution provision in a plan or award, or a recapitalization or other similar transaction.

During the financial year ended December 31, 2020, none of the Named Executive Officers elected to exchange any compensation awarded to, earned by, paid to, or payable to the Named Executive Officer under a program that would allow the Named Executive Officer to receive awards, earnings, payments, or payables in another form.

There was no re‐pricing or other significant changes to the terms of any share‐based or option‐ based award program during the most recently completed financial year or in any prior years.

The following table sets forth the annual and long‐term compensation for services rendered to the Corporation paid and payable for the financial year of the Corporation ended December 31, 2020, in respect of the Named Executive Officers. No Named Executive Officer who is also a director receives compensation for services as a director.

Name and Principal Position	Year	Base Salary ($)(1)	Option‐ based awards ($)(2)	Annual non‐equity incentive plan compensation ($)	All other Compensation ($)(1),(3)	Total Compensation ($)(1)
Tralisa Maraj CFO	2020	479,000	452,000	Nil	78,000	1,009,000
	2019	481,624	320,000	121,623	56,047	979,294
	2018	356,218	Nil	Nil	55,952	412,170
Suresh Narine Executive Director, Guyana and Director of the Corporation	2020	525,000	680,000	Nil	153,000	1,358,000
	2019	483,332	480,000	600,000	269,000	1,832,332
	2018	400,000	Nil	Nil	240,514	640,514
Michael Stockinger VP, Operations(4)	2020	311,000	170,000	Nil	7,000	488,000
	2019	110,289	120,000	26,536	3,049	259,874
	2018	N/A	N/A	N/A	N/A	N/A
Tarachandra Khelawan Country Manager ‐ Guyana	2020	242,000	159,000	Nil	19,000	420,000
	2019	238,928	112,000	31,843	19,000	401,770
	2018	186,528	Nil	Nil	18,653	205,181

Notes:

(1) All amounts paid in US$ have been converted to C$ using the average exchange rate for the year as reported by the Bank of Canada of 2020 - US$0.745 for every C $1.00, (2019 - US$0.754 for every C$1.00, and 2018 - US$0.733 for every C$1.00).

(2) Includes the dollar amount of options granted during the year based on the grant date fair value and or vested during the year. The fair value of the stock options issued during the year ended December 31, 2019 has been calculated using

MANAGEMENT CIRCULAR PROXY	15

(3) the Black‐Scholes option pricing model, based on the following assumptions: risk‐free interest rate of 1.54%; expected life of 5 years; weighted expected volatility of 124.66%; forfeiture rate of 0%; and expected dividend yield of Nil%. Includes all perquisites, post‐retirement benefits and life insurance premiums paid by the Corporation, including all perquisites described under the heading entitled "Compensation Discussion & Analysis - Benefits and Perquisites" above and actually paid.

(4) Michael Stockinger was appointed as VP, Operations on September 23, 2019. Mr. Stockinger's 2019 compensation includes all amounts received after this date in 2019.

Named Executive Officers Employment Agreements

As at December 31, 2020, the following is a summary of the material employment agreements entered into by the Corporation and/or its subsidiaries or affiliates thereof with the Named Executive Officers:

Tralisa Maraj

On September 20, 2013, the Corporation entered into an employment agreement with Tralisa Maraj which took effect as of April 26, 2013 and provided for a base salary of US$275,000 and included a change of control or termination provision that provided for a buy‐out equal to two times base salary, plus two times the average bonus paid in the prior three years. Effective May 1, 2019, Ms. Maraj's base salary was increased to US$357,500.

Suresh Narine

On April 14, 2017, the Corporation entered into an agreement with Suresh Narine which took effect as of April 14, 2017 and provided for a base salary of $400,000 and a per diem payment of $1,000 for every day spent in Guyana on the Corporation's business, including the payment of all reasonable expenses. The agreement also included a change of control or termination provision that provided for a buy‐out equal to two times base salary, plus two times the average bonus paid in the prior three years. This agreement replaced Dr. Narine's prior compensation arrangement with the Corporation. Effective May 1, 2019 Dr. Narine's base salary was increased to $525,000.

Michael Stockinger

On September 23, 2019, the Corporation entered into an employment with Michael Stockinger which took effect as of September 1, 2019 and provided for a base salary US$285,000. The agreement also included a change of control or termination provision that provided for a buy‐out equal to six months of base salary.

Tarachandra Khelawan

On January 1, 2014, the Corporation entered into an consultant agreement with Tarachandra Khelawan which took effect as of January 1, 2014 and provided for a base fee of US$144,000 plus a monthly benefit of US$1,200/month in lieu of other benefits and included a change of control or termination provision that provided for a buy‐out equal to nine months of base fee. On February 1, 2019, the base fee was increased to US$180,000 retroactive to November 1, 2018. On October 4, 2019, the change of control or termination provision that provided for a buy‐out equal was increased to 24 months of base fee.

Incentive Plan Awards

The following table sets forth certain information, in relation to the Named Executive Officers, regarding option‐based awards outstanding as of the end of the financial year of the Corporation ended December 31, 2020.

MANAGEMENT CIRCULAR PROXY	16

Name	Grant Date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Aggregate value of unexercised in‐ the‐money options ($)(1)	Vested
Tralisa Maraj CFO	December 2, 2019	2,000,000	0.46	December 2, 2024	Nil	Yes

Suresh Narine Executive Director, Guyana and Director of the Corporation	May 3, 2017	1,000,000	0.085	May 3, 2022	355,000	Yes

	December 2, 2019	3,000,000	0.46	December 2, 2024	Nil	Yes

Michael Stockinger VP, Operations	December 2, 2019	750,000	0.46	December 2, 2024	Nil	Yes

Tarachandra Khelawan Country Manager ‐ Guyana	December 2, 2019	700,000	0.46	December 2, 2024	Nil	Yes

Notes:

(1) Based on the TSXV closing price of the Corporation of $0.44 on December 31, 2020.

(2) Under certain change of control events the unvested options will become fully vested.

There were no exercises of option‐based awards by Named Executive Officers of the Corporation for the year ended December 31, 2020.

The following table sets forth certain information, in relation to the Named Executive Officers, regarding the value vested or earned in connection with incentive plan awards during the financial year of the Corporation ended December 31, 2020.

Name.	Option‐Based Awards - Value Vested During the Year (1) ($)	Share‐Based Awards - Value Vested During the Year ($)	Non‐Equity Incentive Plan Compensation - Value Earned During the Year ($)
Tralisa Maraj CFO	46,667	Nil	Nil
Suresh Narine Executive Director, Guyana and Director of the Corporation	70,000	Nil	Nil
Michael Stockinger VP, Operations	17,500	Nil	Nil
Tarachandra Khelawan Country Manager ‐ Guyana	16,333	Nil	Nil

Notes:

(1) The value vested during the year is calculated using the market price on the date of vesting less the exercise price on that date. For the year ended December 31, 2020, options vested on June 2, 2020 and December 2, 2020 at an exercise price of $0.46 per share. The TSXV closing price on June 2, 2020 and December 2, 2020 was $0.42 and $0.53 per share, respectively.

MANAGEMENT CIRCULAR PROXY	17

Pension Plan Benefits

The Corporation does not have a pension or retirement plan, outside of government required pension contributions in Canada and Guyana. The Corporation sponsors a 401(k) plan, a defined contribution retirement plan, for employees in the USA, who may elect to contribute to the plan. The Corporation may elect to match the employee contributions. For the year ended December 31, 2020 the Corporation provided a 3% matching contribution. The Corporation has not provided compensation, monetary or otherwise, during the preceding fiscal year, to any person who now acts or has previously acted as a Named Executive Officer of the Corporation, in connection with or related to the retirement, termination or resignation of such person and the Corporation has provided no compensation to such persons as a result of a change of control of the Corporation, its subsidiaries or affiliates.

Deferred Compensation Plans

The Corporation has no deferred compensation plan.

Termination and Change of Control Benefits

Other than described above, the Corporation does not have in place any pension or retirement plan and the Corporation has not provided compensation, monetary or otherwise, during the preceding fiscal year, to any person who now acts or has previously acted as a Named Executive Officer of the Corporation, in connection with or related to the retirement, termination or resignation of such person and the Corporation has provided no compensation to such persons as a result of a change of control of the Corporation, its subsidiaries or affiliates. If a severance payment triggering event had occurred on December 31, 2020, the severance payments that would have been payable to each of the Named Executive Officers would be as shown in the following table.

Name	Termination or Change of Control Payment(1)
Tralisa Maraj	986,900
Suresh Narine	1,450,000
Michael Stockinger	181,400
Tarachandra Khelawan	458,400
Total	3,076,700

Note:

(1) All amounts payable in US$ have been converted to C$ using the closing exchange rate on December 31, 2020 as reported by the Bank of Canada of US$0.7854 for every C$1.00.

Director Compensation Table

The following table sets out all amounts of compensation provided to the directors (other than the director who was also an Named Executive Officer during 2020 and for whom the identical information appears on the comparable table for Named Executive Officers set out above), for the financial year ended December 31, 2020.

MANAGEMENT CIRCULAR PROXY	18

Name	Fees ($)(1), (2)	Equity‐based awards($) (3)	Non‐equity incentive plan compensation ($)	All other compensation ($)(4)	Total ($)
Gabriel de Alba(5)	121,000	870,000	Nil	Nil	991,000
Dennis Mills	121,000	339,000	Nil	Nil	460,000
Duncan Nightingale	121,000	226,000	Nil	Nil	347,000
Hermann Tribukait	121,000	226,000	Nil	Nil	347,000

Notes:

(1) Includes the portion of the directors' retainers paid in cash.

(2) Directors, excluding Dr. Narine were paid US$22,500 per quarter, which is converted to C$ on a quarterly basis and paid in C$'s for directors in Canada and paid in US$ for directors outside of Canada.

(3) Includes the dollar amount of options granted during the year based on the grant date fair value and or vested during the year. The fair value of the stock options issued during the year ended December 31, 2020 has been calculated using the Black‐Scholes option pricing model, based on the following assumptions: risk‐free interest rate of 1.58%; expected life of 5 years; weighted expected volatility of 120.57%; forfeiture rate of 0%; and expected dividend yield of Nil%. Option based awards represent the grant date fair value for option‐based awards. Both the grant date fair value and accounting fair value for option‐based awards are calculated using the Black‐Scholes model using the assumptions described herein. The fair value of the stock options issued during the year ended December 31, 2019 has been calculated using the Black‐Scholes option pricing model, based on the following assumptions: risk‐free interest rate of 1.54%; expected life of 5 years; weighted expected volatility of 124.66%; forfeiture rate of 0%; and expected dividend yield of Nil%. Option based awards represent the grant date fair value for option‐based awards. Both the grant date fair value and accounting fair value for option‐based awards are calculated using the Black‐Scholes model using the assumptions described herein. The grant date fair value of option‐based awards as presented will differ from the compensation expense included for these grants in the Corporation's financial statements because, in accordance with IFRS accounting requirements, the compensation expense reflects only the fair value amortized in the period based on each grant's vesting terms.

(4) Includes all perquisites, post‐retirement benefits and life insurance premiums paid by the Corporation, including all perquisites described under the heading entitled "Compensation Discussion & Analysis - Benefits and Perquisites" above and actually paid.

(5) Gabriel de Alba was appointed to the board on January 7, 2020.

Director Incentive Plan Awards

The following table sets forth certain information, in relation to the directors (other than the director who was also an Named Executive Officer during 2020 and for whom the identical information appears on the comparable table for Named Executive Officers set out above), regarding share‐based and option‐based awards outstanding as of the end of the financial year of the Corporation ended December 31, 2020.

Name	Grant Date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in‐the‐ money options ($)(1)	Vested(2)
Gabriel de Alba (3)	January 17,	1,500,000	0.71	January 17,	Nil	2/3 Vested
	2020			2025		1/3 Vests on
						January 17,
						2021

Dennis Mills	December	1,500,000	0.46	December 2,	Nil	Yes
	2, 2019			2024

Duncan Nightingale	December	1,000,000	0.46	December 2,	Nil	Yes
	2, 2019			2024

MANAGEMENT CIRCULAR PROXY	19

Name		Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in‐the‐ money options ($)(1)	Vested(2)
Hermann Tribukait	December	1,000,000	0.46	December 2,	Nil	Yes
	2, 2019			2024

Notes:

(1) Based on the TSXV closing price of the Corporation of $0.44 on December 31, 2020.

(2) Under certain change of control events the unvested options will become fully vested.

(3) Gabriel de Alba was appointed to the board on January 7, 2020.

There were no exercises of option‐based awards by Directors of the Corporation for the year ended December 31, 2020.

The following table sets forth certain information, in relation to the directors (other than the director who was also an Named Executive Officer during 2020 and for whom the identical information appears on the comparable table for Named Executive Officers set out above), regarding the value vested or earned in connection with incentive plan awards during the financial year of the Corporation ended December 31, 2020.

Name.	Option‐Based Awards - Value Vested During the Year (1) ($)	Share‐Based Awards - Value Vested During the Year ($)	Non‐Equity Incentive Plan Compensation - Value Earned During the Year ($)
Gabriel de Alba	Nil	Nil	Nil
Dennis Mills	35,000	Nil	Nil
Duncan Nightingale	23,333	Nil	Nil
Hermann Tribukait	23,333	Nil	Nil

Notes:

(1) )The value vested during the year is calculated using the market price on the date of vesting less the exercise price on that date. For the year ended December 31, 2020, options vested June 2, 2020 and December 2, 2020 at an exercise price of $0.46 per share and January 17, 2020 and July 17, 2020 at an exercise price of $0.71 per share. The TSXV closing price on January 17, 2020, June 2, 2020, July 17, 2020 and December 2, 2020 was $0.71, $0.42, $0.42 and $0.53 per share, respectively.

SECURITIES AUTHORIZED FOR ISSUE UNDER EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2020, information concerning securities authorized for issue under equity compensation plans of the Corporation.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan(1)
Equity compensation plans previously approved by security holders	14,360,000	0.46	14,398,866
Equity compensation plans not previously approved by security holders	Nil	Nil	Nil
Total	14,360,000	0.46	14,398,866

Note:

(1) The Corporation's current stock option plan is a "rolling" stock option plan whereby the maximum number of Common Shares that may be reserved for issuance pursuant to the stock option plan will not exceed 10% of the issued shares of the Corporation at the time of the stock option grant. As of the date hereof, 28,758,866 Common Shares may be reserved for issuance pursuant to the Corporation's current stock option plan.

MANAGEMENT CIRCULAR PROXY	20

MATTERS TO BE ACTED UPON AT MEETING

ITEM 1 - Election of Directors

At the Meeting, Shareholders will be asked to elect six directors for the ensuing year. The persons named in the form of proxy accompanying this Circular intend to vote for the election of the nominees whose names are set forth below, unless the Shareholder has directed that the Common Shares represented by such proxy be withheld from voting in respect of the election of directors. Management of the Corporation does not contemplate that any of the nominees will be unable to serve as a director for the ensuing year; however, if that should occur for any reason prior to the Meeting or any adjournment thereof, the persons named in the form of proxy accompanying this Circular have the right to vote for the election of the remaining nominees and may vote for the election of a substitute nominee in their discretion. Each director elected will hold office until the next annual meeting of the Shareholders following his election, unless his office is vacated earlier in accordance with the by‐laws of the Corporation. Each officer of the Corporation serves at the discretion of the Board.

The following table and the notes thereto state the names of all of the persons proposed to be nominated for election as directors, all other positions and offices with the Corporation now held by them, their principal occupations or employment, their periods of service as directors and the approximate number of Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them as of the date hereof. All of the current directors of the Corporation will be standing for re‐election at the Meeting, except for Duncan Nightingale. Veronique Giry will be standing for election as a director to fill the vacancy left by Mr. Nightingale.

Name, Position, Province or State and Country of Residence	Principal Occupation	Director Since	Number of Common Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction has Been Exercised as of the Date Hereof (1)
Gabriel de Alba (2) (3) Co‐Chairman Florida, United States	Gabriel de Alba is the current Chairman of the board of directors of Frontera. He is a Managing Director and Partner of Catalyst Capital Group Inc.

	Prior to joining Catalyst at its inception in 2002, Mr. de Alba worked at AT&T Latin America. Mr. de Alba was a founding member of the Bank of America International Merchant Banking Group and, prior to that, worked in Bankers Trust's New York Merchant Banking Group. Mr. de Alba is fluent in five languages and holds a double BS in Finance and Economics from the NYU Stern School of Business, an MBA from Columbia University and has completed graduate courses in Mathematics, Information Technology and Computer Sciences at Harvard University.	January 7, 2020	Nil
Dennis Mills (2)(4) Director Ontario, Canada	Dennis Mills was a director of Pacific Rubiales Energy Corp. until November 2016 and was Vice Chairman and Chief Executive Officer of MI Developments Inc. from 2004 to 2011, and a Vice President at Magna International from 1984 to 1987. Mr. Mills served as a Member of Parliament in Canada's federal parliament from 1988 to 2004 and was involved in federal politics since 1980. His positions in the federal parliament included: Parliamentary Secretary to the Minister of Industry (1993 to 1996), Parliamentary Secretary to the Minister of Consumer and Corporate Affairs (1993 to 1995), Senior Policy Advisor to the Cabinet Committee on Communications (1980 to 1984), Advisor to the Minister of	April 26, 2013	Nil

MANAGEMENT CIRCULAR PROXY	21

Name, Position, Province or State and Country of Residence	Principal Occupation	Director Since	Number of Common Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction has Been Exercised as of the Date Hereof (1)
Energy (1980 to 1981), Senior Advisor to the Minister of Multiculturalism (1980), and Senior Communications Advisor to the Prime Minister of Canada, The Right Honourable Pierre Elliott Trudeau (1980 to 1984).
Suresh Narine (2)(3)(4)(5)(6) Co‐Chairman Ontario, Canada	Professor Suresh Narine, named in 2011 as one of Canada's Top 40 Under 40 Leaders, is originally from Guyana. He has been a Director on the CGX Board since 2012, serving variously as Co‐Chairman, Executive Chairman and Executive Director (Guyana) since 2013. Professor Narine is a Senior Professor at Trent University, where he is cross‐appointed to the Departments of Physics & Astronomy and Chemistry. He is the Director of the Trent Centre for Biomaterials Research. He has also served as the Director of Guyana's Institute of Applied Science and Technology from 2006 to January 2021. Professor Narine has an impressive academic career that includes numerous awards including the prestigious "Distinguished Researcher" at Trent University, the "Anthony N Sabga Caribbean Award for Excellence in Science and Technology" and the "Growing Alberta Leadership Award for Innovation". Professor Narine has served as the Ontario Research Chair in Green Chemistry and Engineering and is currently the NSERC/GFO/ERS Senior Research Chair in Lipid Derived Biomaterials. Narine has commercialized multiple technologies in North America and has led the development and commercialization of several brands of cosmetics and food in his native Guyana, as part of his work with the Institute of Applied Science and Technology. Narine has been awarded Guyana's Golden Arrow of Achievement for "long and exceptional service to national development through the application of advanced science and technology".	January 3, 2012	325,000
Veronique Giry Director Alberta, Canada	Veronique Giry has over 30 years of experience in the global oil and gas industry. Ms. Giry currently serves as Director and Vice President and Chief Operating Officer of ISH Energy Limited in Calgary, Alberta, Canada. Ms. Giry's career has included senior management roles at the Alberta energy regulator and Total Exploration & Production where she has held roles in Latin America, Canada, Asia, Europe, and the United Kingdom. Ms. Giry also sits as a volunteer on the board of Alliance Francaise of Calgary. Ms. Giry earned a Master's of Science in Engineering, a degree from the Ecole Centrale de Paris, France, with a major in Mechanics. Ms. Giry is currently a director of Frontera Energy Corp.	Nominee	Nil
Mark Zoback Director California, USA	Dr. Mark Zoback is the Benjamin M. Page Professor of Geophysics at Stanford University, Director of the Stanford Natural Gas Initiative, Co‐Director of the Stanford Center for Induced and Triggered Seismicity and the Stanford Center for Carbon Storage and Senior Fellow in Stanford's Precourt Institute for Energy. A world‐renowned expert in geomechanics, Dr. Zoback is the author of two textbooks on the subject and the author/co‐author of approximately 400 technical papers. Dr. Zoback was the founder of GeoMechanics International ("GMI"), a software and consulting company that was acquired by Baker Hughes in 2008. GMI focused on wellbore stability and pore pressure prediction. Baker Hughes continues to use these technologies today. Dr. Zoback served on the National Academy of Engineering committee that investigated the Deepwater Horizon accident. He was a member of the Secretary of Energy's Advisory Board Subcommittee on Shale Gas Development, a member of the Canadian Academy of Sciences Committee on Shale Gas Development and a member of the	February 8, 2021	Nil

MANAGEMENT CIRCULAR PROXY	22

Name, Position, Province or State and Country of Residence	Principal Occupation	Director Since	Number of Common Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction has Been Exercised as of the Date Hereof (1)
National Academy of Sciences Advisory Board on drilling in the Gulf of Mexico. Dr. Zoback has received a number of awards and honors including election to the U.S. National Academy of Engineering in 2011 and the Robert R. Berg Outstanding Research Award of the American Association of Petroleum Geologists in 2015.
Hermann Tribukait (2)(3)(4)(5)(6) Director California, USA	Dr. Hermann Tribukait holds a Doctorate and a Masters in economics with concentration in finance from Harvard University, and a Bachelor's degree in economics from ITAM. Dr. Tribukait is the Co‐founder & CEO of Atinary Technologies, Inc. (formerly ChemOS Inc.) and the Founder & Managing Director of Arminius Partners LLC. He has served as the Representative in North America of Mexico's Energy Innovation Funds; as a Senior Manager of Cornerstone Research; as an Intern on the Board of Governors of the Federal Reserve and as an Associate with Mckinsey & Co. and Protego Asesores. He is an Affiliate to the Lawrence Berkeley National Laboratory of the U.S. Department of Energy; a Founding Member of the World Alliance for Efficient Solutions and an Advisory Board Member of Clubes de Ciencias. His expertise lies in the areas of economics and finance, innovation and technology development, and international public private partnerships.	November 7, 2019	Nil

Notes:

(1) The information as to Common Shares beneficially owned, not being within the knowledge of the Corporation, has been furnished by directors individually.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Corporate Governance, Nominating and Social Responsibility Committee

(5) Member of the Health, Safety and Environment Committee

(6) Member of the Reserves Committee

UNLESS A PROXY SPECIFIES THAT THE COMMON SHARES IT REPRESENTS SHOULD BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS, THE MANAGEMENT DESIGNEES NAMED IN THE PROXY FORM OR VIF INTEND TO USE IT TO VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION.

No proposed director of the Corporation is, or within 10 years before the date hereof, has been: (a) a director, chief executive officer or chief financial officer of any company (including the Corporation) that, (i) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. For the purposes of this paragraph, "order" means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case that was in effect for a period of more than 30 consecutive days.

No proposed director of the Corporation has been subject to any: (a) penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or (b) other penalties or sanctions imposed by a court or regulatory body that would be likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

MANAGEMENT CIRCULAR PROXY	23

No proposed director of the Corporation has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, other than Mr. Mills. Mr. Mills was a director of Pacific Exploration & Production Corp. (now called Frontera) when it commenced proceedings and obtained court protection on April 27, 2016 under the Companies' Creditors Arrangement Act ("CCAA") and ancillary proceedings under Chapter 15 of the United States Bankruptcy Code and Colombia Law 1116. It emerged from CCAA on November 2, 2016.

No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or corporation, except the directors and executive officers of the Corporation acting solely in such capacity.

ITEM 2 - Appointment of Auditor

At the Meeting, it is proposed that Ernst & Young LLP ("Ernst & Young") be appointed as auditor of the Corporation to hold office until the next annual meeting of Shareholders and to authorize the Board to fix their remuneration. Ernst & Young was first retained by the Corporation on May 17, 2021. McGovern Hurley LLP ("Former Auditor") had served as auditor of the Corporation since February 27, 2017. There were no reservations or modified opinions in the Former Auditor 's audit reports for the Corporation. There are no "reportable events" (as the term is defined in National Instrument 51‐102 ‐ Continuous Disclosure Obligations ("NI 51‐102")) between the Corporation and the Former Auditor.

External Auditor Service Fees (by category)

The following are the aggregate fees incurred by the Corporation for services provided by its external Former Auditor during fiscal 2019 to 2020:

Year ended	December 31, 2019 ($)	December 31, 2020 ($)
Audit Fees(1)	30,000	39,000
Audit Related Fees(2)	42,000	18,000
Tax Fees(3)	12,000	Nil
All Other Fees(4)	Nil	Nil

Notes:

(1) Aggregate fees billed for services provided in auditing the Corporation's annual financial statements.

(2) Aggregate fees not included in "audit fees" that are billed by the auditors for the assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's statements or as related to a prospectus.

(3) Aggregate fees billed by the auditors for professional services rendered for tax compliance, tax advice and tax planning.

(4) Aggregate fees billed by the auditors for products and services not included in the foregoing categories.

UNLESS AUTHORITY TO DO SO IS WITHHELD, THE MANAGEMENT DESIGNEES NAMED IN THE PROXY FORM OR VIF INTEND TO VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE AUDITOR OF THE CORPORATION UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION OR UNTIL A SUCCESSOR IS APPOINTED AND TO AUTHORIZE THE DIRECTORS OF THE CORPORATION TO FIX THE REMUNERATION OF THE AUDITOR OF THE CORPORATION.

MANAGEMENT CIRCULAR PROXY	24

ITEM 3 - Stock Option Plan

The Corporation maintains a stock option plan (the "Plan") for the benefit of directors, officers, employees, consultants and other service providers of the Corporation and its subsidiaries in order to assist the Corporation in attracting, retaining and motivating such persons by providing them with the opportunity, through stock options ("Options"), to acquire an increased proprietary interest in the Corporation.

At the last annual and special meeting of Shareholders of the Corporation held on September 30, 2020, Shareholders approved the Plan which provided that the maximum number of Common Shares issuable pursuant to Options under the Plan be set at a number which is equal to 10% of the issued and outstanding Common Shares. The policies of the TSX Venture Exchange (the "Exchange" or "TSXV") require the Corporation approve the Plan at each annual meeting of its Shareholders.

Summary of the Plan and Recent Amendments

Options may be granted under the Plan to directors, senior officers, employees and consultants of the Corporation and its subsidiaries and other designated persons as designated from time to time by the Board. The number of Common Shares which may be reserved for issuance under the current Plan, as amended, is limited to 10% of the issued and outstanding Common Shares as at the date of the grant of Options. The maximum number of Common Shares which may be reserved for issuance to any one director, senior officer or employee under the Plan is 5% of the Common Shares outstanding at the time of the grant (calculated on a non‐diluted basis) and 2% with respect to any one consultant of the Corporation. Any Common Shares subject to an option which for any reason is cancelled or terminated prior to exercise will be available for a subsequent grant under the Plan. The option price of any Common Shares cannot be less than the closing price of the Common Shares on the day immediately preceding the day upon which the option is granted, less any discount permitted by the policies of the Exchange. Options granted under the current Plan may be exercised during a period not exceeding ten years, (subject to a right of the directors to extend the expiry date of an option if the expiry date of such option should occur during a period pursuant to which a holder of the option is subject to a trading blackout, in which case the expiry date of the option may be extended to allow for the term of the option to expire on the date which is five days after the end of such blackout period) and also subject to earlier termination upon the termination of the optionee's employment, upon the optionee ceasing to have a designated relationship with the Corporation, as applicable, or upon the retirement, permanent disability or death of the optionee. The options under the current Plan are non‐transferable. The Plan contains provisions for adjustment in the number of Common Shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the Common Shares, a merger or other relevant changes in the Corporation's capitalization.

Subject to Shareholder approval in certain circumstances, the Board may from time to time amend or revise the terms of the Plan or may terminate the Plan at any time. The Plan does not contain any provision for financial assistance by the Corporation in respect of options granted under the Plan.

Annual Approval of the Plan

Pursuant to the rules of the Exchange, Shareholders are being asked to approve and confirm the Plan. A copy of the Plan is attached as Schedule A hereto. In order to confirm and re‐approve the Plan a majority of votes cast at the Meeting must be voted in favour of the Plan.

Accordingly, Shareholders will be asked to approve the following resolution:

MANAGEMENT CIRCULAR PROXY	25

"BE IT RESOLVED THAT the Corporation's stock option plan as described in the Management Information Circular dated May 18, 2021, be and it is hereby confirmed including reserving for the issuance under the stock option plan at any time a maximum of 10% of the issued and outstanding Common Shares in the capital of the Corporation."

The Board has approved the terms of the Plan and recommends Shareholders vote in favour of the proposed resolution.

PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE APPROVAL OF THE STOCK OPTION PLAN RESOLUTION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER COMMON SHARES ARE TO BE VOTED AGAINST SUCH RESOLUTION.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No director, executive officer or other senior officer of the Corporation, or any associate of any such director or officer, is, or has been at any time since the incorporation of the Corporation, indebted to the Corporation or any of its subsidiaries nor is, or at any time since the incorporation of the Corporation has, any indebtedness of any such person to another entity been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board and senior management of the Corporation consider good corporate governance to be central to the effective and efficient operation of the Corporation. The Board has confirmed the strategic objectives of the Corporation are to seek out, explore and develop oil and gas reserves.

National Instrument 58‐101 - Disclosure of Corporate Governance Practices ("NI 58‐101") requires that if management of an issuer solicits proxies from its security holders for the purpose of electing directors, certain prescribed disclosure in respect of corporate governance matters be included in its management information circular.

The Exchange also requires listed companies to provide, on an annual basis, the corporate governance disclosure which is prescribed by NI 58‐101.

The prescribed corporate governance disclosure for the Corporation is that contained in Form 58‐ 101F2 - Corporate Governance Disclosure (Venture Issuers) ("Form 58‐101F2") and is set out below.

National Policy 58‐201 ‐ Corporate Governance Guidelines ("NP 58‐201") establishes corporate governance guidelines which apply to all public companies. The Corporation has reviewed its own corporate governance practices in light of these guidelines. In certain cases, the Corporation's practices comply with the guidelines; however, the Board considers that some of the guidelines are not suitable for the Corporation at its current stage of development and therefore these guidelines have not been adopted. The Corporation will continue to review and implement the corporate governance guidelines as the business of the Corporation progresses and becomes more active in operations.

Form 58-101F2 - Corporate Governance Disclosure (Venture Issuers)

Board of Directors

The Board is currently composed of six directors. NP 58‐201 states that the board of directors of every listed company should be constituted with a majority of individuals who qualify as "independent"

MANAGEMENT CIRCULAR PROXY	26

directors. Under NI 58‐101, which provides that a director is independent if he or she has no direct or indirect "material relationship" with the Corporation. "Material relationship" is defined as a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director's independent judgment. Of the proposed nominees, two directors being, Gabriel de Alba and Veronique Giry are executive officers and/or Directors of Frontera, the majority Shareholder of the Corporation. In assessing Form 58‐101F2, control means the direct or indirect power to direct or cause the direction of the management and policies of a person or company, whether through ownership of voting securities or otherwise. The members of the Board other than those named have considered this definition and Frontera's share ownership and determined that Mr. de Alba and Ms. Giry are not "independent" within the meaning of NI 58‐101.

Additionally, on April 14, 2017, Dr. Suresh Narine was appointed Executive Director, Guyana of the Corporation. This is an executive position and, as such, Dr. Narine is no longer considered independent as of the date of such appointment.

The Board has determined that the current constitution of the Board of three independent directors being Dennis Mills, Mark Zoback and Hermann Tribukait, is appropriate for the Corporation's present stage of development.

The Board has free access to the Corporation's external auditors, legal counsel and to any of the Corporation's officers.

Directorships

The following table sets forth the proposed nominee directors who currently hold directorships with other reporting issuers:

Director	Issuer
Gabriel de Alba	Frontera Energy Corporation
Dennis Mills	N/A
Suresh Narine	N/A
Veronique Giry	Frontera Energy Corporation
Mark Zoback	N/A
Hermann Tribukait	N/A

Participation of Directors in Board Meetings

In the year ended December 31, 2020, eight (8) board meetings were held. The table below outlines attendance by each director, including the attendance at the various committees.

Director	Attendance / Number of Board Meetings	Attendance / Number of Audit Committee Meetings	Attendance / Number of Resource Committee Meetings	Attendance / Number of Corporate Governance, Nominating and Social Responsibility Committee Meetings
Gabriel de Alba(1)	8 of 8 (100%)	4 of 4 (100%)	N/A	N/A
Dennis Mills	8 of 8 (100%)	4 of 4 (100%)	N/A	1 of 1 (100%)
Suresh Narine	8 of 8 (100%)	4 of 4 (100%)	1 of 1 (100%)	1 of 1 (100%)
Duncan Nightingale	8 of 8 (100%)	N/A	1 of 1 (100%)	N/A
Hermann Tribukait	8 of 8 (100%)	4 of 4 (100%)	1 of 1 (100%)	1 of 1 (100%)

NOTE
(1)	Gabriel de Alba was appointed to the board on January 7, 2020.

+MANAGEMENT CIRCULAR PROXY	27

Orientation and Continuing Education

The corporate governance, nominating and sustainability committee (the "Committee") does not have a formal orientation or education program for its members. The Committee shall provide such information to new members of the Board so as to ensure that such directors are familiar with the Corporation's business and procedures of the Board. Information may include the Corporation's corporate and organizational structure, recent filings and financial information, governance documents and important policies and procedures. The Committee shall ensure that every director possesses the capabilities, expertise, availability and knowledge required to fill his or her position adequately.

If needed, the Committee shall ensure that directors are aware of continuing educational opportunities, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of the corporation's business remains current.

Ethical Business Conduct

The Committee monitors the ethical conduct of the Corporation and ensures that it complies with the applicable legal and regulatory requirements of relevant securities commissions and stock exchanges.

The Corporation has a formal code of business conduct and ethics that is distributed to all employees, directors and consultants of the Corporation. The Corporation monitors compliance with the code of conduct and ethics.

Nomination and Assessments

The recruitment of new directors has generally resulted from recommendations made by directors and Shareholders. The assessment of the contributions of individual directors has principally been the responsibility of the Board. Prior to standing for election, new nominees to the Board are reviewed by the entire Board.

The Committee shall identify and recommend to the Board qualified director nominees for election at the annual meeting.

The Committee shall:

a) review from time to time the size, composition, operation, practice and tenure policies of the Board and Committees of the Board;

b) review periodically the competencies, skills and personal qualities required of directors in order to add value to the Corporation, in light of:

i. the opportunities and risks facing the Corporation and the Corporation's proposed strategy;

ii. the need to ensure that a majority of the Board is comprised of "independent" directors; and

iii. the Corporation's corporate governance guidelines and Board policies with respect to, among other things, director tenure, retirement and succession and the number of boards on which directors may sit;

MANAGEMENT CIRCULAR PROXY	28

c) review periodically the competencies, skills and personal qualities of each existing director, and the contributions made by the director to the effective operation of the Board and review any significant change in the primary occupation of the director;

d) in light of (a), (b) and (c) above, make recommendations for changes to the composition of the Board; and

e) if a nominee for an uncontested election as a director receives a greater number of votes "withheld" from his or her election than votes "in favour" of such election, consider the offer of resignation and recommend to the Board whether or not to accept it, in accordance with the Corporation's majority voting policy.

The Committee shall recruit and consider candidates for nomination as a director having regard to the background, employment and qualifications of possible candidates. The Committee shall:

f) consider whether the candidate's competencies, skills and personal qualities are aligned with the Corporation's needs and any criteria for selecting new directors established by the Board;

g) consider the commitment of time and resources that the candidate is able to devote to the Corporation as a member of the Board in light of what the Corporation expects from the candidate; and

h) ensure the candidate understands the demands and expectations of being a director of the Corporation.

Compensation

The Board decides the compensation for the Corporation's officers, based on industry standards and the Corporation's financial position. Non‐executive directors each receive cash of US$22,500 per quarter in remuneration as directors' fees.

Other Board Committees

In addition to the Audit Committee, the Board has in the normal course also organized the following Board committees: (i) a Compensation Committee; (ii) a Corporate Governance, Nominating Committee and Sustainability Committee; (iii) Health, Safety and Environment Committee; and (iv) a Reserves Committee (newly formed effective August 4, 2020).

The mandate of the Compensation Committee is to review and make recommendations to the Board in respect of the level of remuneration and other compensation to be paid to the executive officers of the Corporation. The members of the Compensation Committee are Gabriel De Alba, Hermann Tribukait and Suresh Narine. Mr. Hermann Tribukait is an independent director. Please see under the heading "Matters to be Acted Upon at Meeting - Item 1 - Election of Directors" for the biographies of each member of the Compensation Committee.

The directors, in consultation with the Compensation Committee, determine the level of compensation in respect of the senior executive officers of the Corporation.

AUDIT COMMITTEE INFORMATION REQUIRED IN THE INFORMATION CIRCULAR OF A VENTURE ISSUER

National Instrument 52‐110 - Audit Committees ("NI 52‐110") requires that certain information regarding the Audit Committee of a "venture issuer" (as that term is defined in NI 52-110) be included in the Circular sent to Shareholders at the Corporation's annual meeting. The majority of the members of the Audit Committee are "independent" directors and all are financially literate for purposes of NI 52‐110.

MANAGEMENT CIRCULAR PROXY	29

Audit Committee Charter

The full text of the charter of the Corporation's Audit Committee is attached as Schedule B hereto.

Composition of the Audit Committee

The members of the Audit Committee are Dennis Mills, Hermann Tribukait, Gabriel de Alba and Suresh Narine. The independent directors are Mr. Dennis Mills and Mr. Hermann Tribukait.

Relevant Education and Experience

Please see under the heading "Matters to be Acted Upon at Meeting - Item 1 - Election of Directors" for the biographies of each member of the Audit Committee.

Audit Committee Oversight

Since the commencement of the Corporation's most recently completed fiscal year, the Board has adopted all recommendations of the Audit Committee to nominate or compensate an external auditor.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

The Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of each of the following persons in any matter to be acted upon at the Meeting other than the election of directors:

(a) each person who has been a director or executive officer of the Corporation at any time since the beginning of the Corporation's last financial year;

(b) each proposed nominee for election as a director; and

(c) each associate or affiliate of any of the foregoing.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed in this Circular and to the knowledge of the Corporation's management, no informed person of the Corporation, any proposed nominee for election as a director, or any associate or affiliate of any of the foregoing, has or has had any material interest, direct or indirect, in any transaction or proposed transaction since the commencement of the Corporation's most recently completed financial year, which has materially affected or will materially affect the Corporation or any of its subsidiaries.

MANAGEMENT CONTRACTS

During the most recently completed financial year, no management functions of the Corporation were to any substantial degree performed by a person or company other than the directors or executive officers (or private companies controlled by them, either directly or indirectly) of the Corporation.

MANAGEMENT CIRCULAR PROXY	30

ADDITIONAL INFORMATION

Additional information relating to the Corporation can be found on SEDAR at www.sedar.com. Further financial information is provided in the audited consolidated financial statements of the Corporation for the financial years ended December 31, 2020 and 2019 and related management's discussion and analysis of results which have been filed on SEDAR. Shareholders may also contact the Chief Financial Officer of the Corporation by phone at (832) 300‐3200, or by e‐mail at tmaraj@cgxenergy.com to request a copy of these documents.

The Corporation will provide any Shareholder of the Corporation, without charge, upon request to the Chief Financial Officer of the Corporation:

(a) one copy of the comparative audited consolidated financial statements of the Corporation for the financial years ended December 31, 2020 and 2019 together with the report of the auditor thereon;

(b) one copy of the management's discussion and analysis for the financial year ended December 31, 2020; and

(c) one copy of this Circular.

Forward‐Looking Information

This Circular includes "forward‐looking statements", within the meaning of applicable securities legislation, which are based on the opinions and estimates of management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward looking statements. Forward‐looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "budget", "plan", "continue", "estimate", "expect", "forecast", "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe" and other similar words suggesting future outcomes or statements regarding an outlook. Such risks and uncertainties include, but are not limited to, risks associated with the offshore and onshore oil and gas industry (including operational risks in exploration development and production; delays or changes in plans with respect to exploration or development projects or capital expenditures; the uncertainty of reserve estimates; the uncertainty of estimates and projections in relation to production, costs and expenses; the uncertainty surrounding the ability of CGX to obtain all permits, consents or authorizations required for its operations and activities; and health safety and environmental risks), the risk of commodity price and foreign exchange rate fluctuations, the risk of CGX not being able to fund the capital and operating expenses necessary to achieve its business plan, the uncertainty associated with commercial negotiations and negotiating with foreign governments and risks associated with international business activities, as well as those risks described in public disclosure documents filed by CGX. The ability of the Corporation to carry out its business plan is primarily dependent upon the continued support of its shareholders, the discovery of economically recoverable reserves and the ability of the Corporation to obtain financing to develop such reserves. Due to the risks, uncertainties and assumptions inherent in forward‐looking statements, prospective investors in securities of CGX should not place undue reliance on these forward‐looking statements. Statements in relation to "reserves" and "resources" are deemed to be forward‐looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the resources and reserves described can be profitably produced in the future.

Although the forward‐looking statements contained in this Circular are based on assumptions that management believes to be reasonable, the Corporation cannot assure investors that actual results will be consistent with these forward‐looking statements.

MANAGEMENT CIRCULAR PROXY	31

Readers are cautioned that the foregoing lists of risks, uncertainties and other factors are not exhaustive. The forward‐looking statements contained in this Circular are made as of the date hereof and the Corporation undertakes no obligation to update publicly or revise any forward‐looking statements contained in this document or in any other documents filed with Canadian securities regulatory authorities, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward‐looking statements contained in this document are expressly qualified by this advisory statement.

Approval

The contents of this Circular and the sending thereof to the Shareholders of the Corporation have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) "Suresh Narine"

Suresh Narine

Executive Chairman

MANAGEMENT CIRCULAR PROXY	32

SCHEDULE A ‐ STOCK OPTION PLAN

(ADOPTED IN 2003, AMENDED AND RESTATED IN 2020)

The board of directors of CGX Energy Inc. (the "Corporation") wishes to establish a stock option plan (the "Plan") governing the issuance of stock options (the "Options") to directors, officers and employees of the Corporation or subsidiaries of the Corporation and persons or corporations who provide services to the Corporation or its subsidiaries on an on‐going basis, or have provided or are expected to provide a service or services of considerable value to the Corporation or its subsidiaries.

The terms and conditions of the Plan for issuance of Options are as follows:

(1) Definitions

Capitalized terms, not otherwise defined herein, have the meanings ascribed thereto in the TSX Venture Exchange Corporate Finance Manual.

"Administrator" means such director or other senior officer or employee of the Corporation as may be designated as Administrator by the Board from time to time;

"Award Date" means the date on which the Board grants and announces a particular Option;

"Black Out Period" means any period during which a policy of the Corporation prevents an Insider from trading in the Shares, but under no circumstances includes periods during which the Corporation or the Insider is subject to a cease trade order or other similar regulatory order;

"Board" means the board of directors of the Corporation;

"Consultant" means an individual (or a company wholly owned by the individual) who (i) provides ongoing consulting, technical, management or other services to the Corporation (excluding services provided in relation to a distribution of the Corporation's securities); (ii) possesses technical, business or management expertise of value to the Corporation; (iii) provides the services under a written contract with the Corporation; (iv) spends a significant amount of time and attention to the business and affairs of the Corporation; and (v) has a relationship with the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation;

"Director" means directors, senior officers and Management Company Employees of the Corporation;

"Employee" means (i) an individual considered an employee under the Income Tax Act, Canada (i.e. for whom income tax and other deductions are made by the Corporation); (ii) an individual who works full‐ time for the Corporation providing services normally provided by an employee of the Corporation but for whom income tax and other deductions are not made by the Corporation; and (iii) an individual who works for the Corporation on a continuing and regular basis for a minimum amount of time per week, but for whom income tax and other deductions are not made by the Corporation;

"Exchange" means the TSX Venture Exchange;

"Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

"Exercise Period" means the period during which a particular Option may be exercised, being the period from and including the Award Date through to and including the Expiry Date;

MANAGEMENT CIRCULAR PROXY	33

"Exercise Price" means the price at which an Option may be exercised as determined in accordance with Section 10;

"Expiry Date" means the date determined in accordance with Section 11 and after which a particular Option cannot be exercised;

"Insider" means a Director, a director or senior officer of a company that is an Insider or subsidiary of the Corporation, or a person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Corporation;

"Investor Relations Activities" has the meaning ascribed thereto in the TSX Venture Exchange Corporate Finance Manual;

"Management Company Employee" means an individual employed by a company providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in Investor Relations Activities;

"Market Price" has the meaning ascribed thereto in Section 10;

"Option Certificate" means the certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option;

"Option Holder" means a current or former Director, Employee or Consultant who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

"Personal Representative" means: (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

"Plan" means this stock option plan;

"Securities Act" means the Securities Act (Ontario); and

"Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital of the Corporation.

(2) Purposes

The principal purposes of the Plan are:

(a) to retain and attract qualified directors, officers, employees and service providers which the Corporation and its subsidiaries require;

(b) to promote a proprietary interest in the Corporation and its subsidiaries;

(c) to provide an incentive element in compensation; and

(d) to promote the profitability of the Corporation and its subsidiaries.

(3) Shares Subject to the Plan

Subject to adjustment pursuant to the provisions of Section 18 hereof, the maximum number of Shares which may be made issuable pursuant to Options granted hereunder shall be 10% of the number of Shares issued and outstanding at the date of granting of the Option. Shares issued and sold pursuant to Options granted under the Plan may be either authorized but unissued Shares or Shares held in the Corporation's treasury. Shares covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason (including, without limitation, the cancellation of an Option) or expire without being wholly exercised, the number of Shares to which such Option termination relates shall again be available for grant hereunder, provided that the maximum number of Shares reserved for issuance shall not exceed 10% of the total issued and outstanding Shares of the Corporation.

MANAGEMENT CIRCULAR PROXY	34

(4) Approval of the Plan

The Plan must be approved by shareholders of the Corporation on a yearly basis.

(5) Eligibility

Options shall be granted only to persons, firms or corporations ("Eligible Optionees") who are Directors, Employees, Consultants or Management Company Employees of the Corporation or a subsidiary of the Corporation. Where the Eligible Optionee is an Employee, Consultant or Management Company Employee, the Board shall confirm that the Eligible Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be, of the Corporation or a subsidiary of the Corporation prior to any grant of Options.

Options may also be granted to a corporation, which is wholly‐owned by an Eligible Optionee, if the corporation agrees not to effect or permit any transfer of ownership or option of shares of such corporation, nor to issue further shares of any class in such corporation to any other individual or entity, as long as any Options granted to the corporation remain outstanding, without the prior written consent of the Exchange. Unless the context otherwise requires, the term Eligible Optionee as used herein shall include any such corporation.

(6) Granting of Options

The Board may from time‐to‐time grant Options to Eligible Optionees. At the time an Option is granted, the Board shall determine the number of Shares of the Corporation available for purchase under the Option and subject to the other provisions of the Plan, all other terms and conditions of the Option. The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof. An Eligible Optionee may hold more than one Option at any time, however:

(a) at no time shall the number of Shares reserved for issuance pursuant to Options granted to any one Eligible Optionee exceed 5% of the issued Shares;

(b) no one Eligible Optionee may be granted, in any twelve (12) month period, Options to purchase a number of Shares equal to more than 5% of the issued Shares at the Award Date (on a non‐diluted basis);

(c) no one Consultant may be granted, in any twelve (12) month period, Options to purchase a number of equal to more than 2% of the issued Shares; or

(d) persons employed to provide Investor Relations Activities may not be granted, in the aggregate in any twelve (12) month period, Options to purchase a number of Shares equal to more than 2% of the issued Shares.

MANAGEMENT CIRCULAR PROXY	35

Any Options granted to a corporation referred to in Section 5 hereof shall be included in the calculation of the Options held by an Eligible Optionee.

(7) Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

(8) Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of this Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

(9) Limitation

This Plan does not give any Option Holder who is a Director the right to serve or continue to serve as a Director, nor does it give any Option Holder who is an Employee or Consultant the right to be or to continue to be employed or engaged by the Corporation.

(10) Exercise Price

The exercise price (the "Exercise Price") of each Option shall be determined in the discretion of the Board at the time of the granting of the Option, provided that the exercise price shall not be lower than the "Market Price".

"Market Price" shall mean the last closing price of the Shares on the Exchange prior to the date the Option is granted; provided that in the event the Shares are not listed on the Exchange but are listed on another stock exchange or stock exchanges, the foregoing reference to the Exchange shall be deemed to be a reference to such other stock exchange, or if more than one, to such one as shall be designated by the Board, and to the extent that the Shares are not listed on any exchange, the Market Price shall be such price as is determined by the Board in good faith.

(11) Term and Exercise Periods

(a) The Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded provided that such date shall not be later than the tenth anniversary of the Award Date of the Option.

(b) Notwithstanding anything contained herein or in any Option Agreement, if the Expiry Date occurs during a Black Out Period or within two (2) business days of a Black Out Period, the Expiry Date for such Option shall be extended to ten (10) days from the end of the Black Out Period.

(c) An Option Holder may exercise an Option in whole or in part at any time or from time‐to‐ time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time, subject to subsection (d), fix limits, vesting requirements or restrictions in respect of which an Option Holder may exercise part of any Option held by him. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. (Toronto time) on the Expiry Date.

MANAGEMENT CIRCULAR PROXY	36

(d) Options issued to Consultants performing Investor Relations Activities must vest in stages over at least twelve (12) months with not more than one‐quarter of the Options vesting in any three (3) month period.

(e) Unless the Board at any time makes a specific determination otherwise, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Eligible Optionee who holds such Option ceasing to be at least one of a Director, Employee, Management Company Employee or Consultant of the Corporation or a subsidiary of the Corporation.

(f) By way of example, without limiting the generality of the foregoing or the discretion of the Board, the Board may, at the time of the granting of the Option, determine:

(i) that an Option is exercisable only while the Eligible Optionee remains at least one of a Director, Employee, Management Company Employee or Consultant and for a limited period of time ("Additional Period") after the Eligible Optionee ceases to be at least one of a Director, Employee, Management Company Employee or Consultant (which Additional Period may not exceed ninety (90) days or, in the case of an Eligible Optionee engaged in Investor Relations Activities, thirty (30) days);

(ii) that an Option can be exercisable for an Additional Period or for its remaining term (which Additional Period or remaining term may not exceed one year) after the death of an Eligible Optionee;

(iii) the vesting schedule for Options granted under the Plan;

(iv) that, subject to the approval of the Exchange, an Option may provide for early exercise and/or termination or other adjustment in the event of a death of a person and in other circumstances, such as if the Corporation shall resolve to sell all or substantially all of its assets, to liquidate or dissolve, or to merge, amalgamate, consolidate or be absorbed with or into any other corporation, if a take‐over bid is made for Shares of the Corporation, or if any change of control of the Corporation occurs.

(g) In the event that the Option Holder should die while he or she is still a Director, Employee or Consultant, as applicable, the Expiry Date shall be twelve (12) months from the date of death of the Option Holder.

(12) Exercise of Option

An Option may be exercised only by the Option Holder or his Personal Representative. An Option Holder or his Personal Representative may exercise an Option in whole or in part, subject to any applicable exercise restrictions, at any time or from time to time during the Exercise Period up to 5:00 p.m. (Toronto time) on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

(13) Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of the Shares available under the Option.

MANAGEMENT CIRCULAR PROXY	37

(14) Exercise Restrictions

The Board may, at the time an Option is awarded or upon renegotiation of the same, attach restrictions relating to the exercise of the Option, including vesting provisions. Any such restrictions shall be recorded on the applicable Option Certificate.

(15) Payment of Exercise Price

All Shares issued pursuant to the exercise of an Option shall be paid for in full in Canadian funds at the time of exercise of the Option and prior to the issue of the shares. All Shares issued in accordance with the foregoing shall be issued as fully paid and non‐assessable Shares.

(16) Non‐Exercise

If any Stock Option granted pursuant to the Plan is not exercised for any reason whatsoever, upon the expiry of such Stock Option pursuant to the terms of its grant or the terms of such plan, the shares reserved and authorized for issuance pursuant to such Stock Option shall be available for subsequent Stock Options under the Plan. Notwithstanding the foregoing, at no time shall there be outstanding under the Plan Stock Options exceeding, in the aggregate, the number of Shares reserved for issuance pursuant to Stock Options under the Plan.

(17) Non‐Assignability

Other than a limited right of assignment, subject to the terms upon which the Option is granted, in the event of the death of an Eligible Optionee to allow the exercise of Stock Options by the Eligible Optionee's legal representative, Stock Options granted hereunder shall not be assignable or transferable.

(18) Adjustment in Certain Circumstances

Prior to the complete exercise of any Option, in the event:

(a) of any change in the Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or

(b) of any stock dividend to holders of Shares (other than such stock dividends issued at the option of shareholders of the Corporation in lieu of substantially equivalent cash dividends); or

(c) that any rights are granted to holders of Shares to purchase Shares at prices substantially below fair market value; or

(d) that as a result of any recapitalization, merger, consolidation or otherwise the Shares are converted into or exchangeable for any other shares;

then in any such case the Board may make such adjustment in the Plan and in the Options granted under the Plan as the Board may in its sole discretion deem appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of Options, and such adjustments may be included in the Options.

MANAGEMENT CIRCULAR PROXY	38

No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the event an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Options unless such amount of Shares represents the balance left to be exercised under the Options.

(19) Monitoring of Trades

An Option Holder who performs Investor Relations Activities shall provide written notice to the Board of each of his trades of securities of the Corporation, within five (5) business days of each trade.

(20) Expenses

All expenses in connection with the Plan shall be borne by the Corporation.

(21) Withholding Taxes

The exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is required under applicable law in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that an Option Holder pay to the Corporation, in addition to and in the same manner as the Exercise Price for the Shares, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Option Holder for tax purposes.

(22) Compliance with Laws

The Corporation shall not be obliged to issue any shares upon exercise of Options if the issue would violate any law or regulation or any rule of any governmental authority or stock exchange. The Corporation shall not be required to issue, register or qualify for resale any shares issuable upon exercise of Options pursuant to the provisions of a prospectus or similar document, provided that the Corporation shall notify the Exchange or any other stock exchange on which the shares of the Corporation are listed and any other appropriate regulatory bodies in Canada of the existence of the Plan and the issuance and exercise of Options. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation any information, report and/or undertakings required to comply with and to fully cooperate with the Corporation in complying with such laws, rules and regulations.

(23) Disinterested Shareholder Approval

Disinterested shareholder approval shall be obtained by the Corporation prior to any reduction in the Exercise Price if the Eligible Optionee is an Insider of the Corporation at the time of a proposed reduction of the Exercise Price.

(24) Form of Option Agreement

All Options shall be issued by the Corporation in a form which meets the general requirements and conditions set forth in the Plan and the requirements of the Exchange or such other exchange on which the shares of the Corporation are listed from time to time.

MANAGEMENT CIRCULAR PROXY	39

(25) Amendments to the Plan

(a) The Board may, at any time and from time to time, amend, suspend or terminate the Plan without shareholder approval, provided that no such amendment, suspension or termination may be made without obtaining any requisite regulatory or Exchange approval or the consent or deemed consent of an Optionholder where such amendment, suspension or termination materially prejudices the rights of the Optionholder. The types of amendments that do not require shareholder approval include but are not limited to:

(i) amendments of a ''housekeeping'' nature, including those required to clarify any ambiguity or rectify any inconsistency in the Plan;

(ii) amendments required to comply with mandatory provisions of applicable law, including the rules and regulations of the Exchange;

(iii) amendments which are advisable to accommodate changes in tax laws;

(iv) extension of accelerated expiry dates to, but not beyond, the expiry date originally set at the time of the Option grant;

(v) amendments to the vesting provisions of any grant under the Plan; and

(vi) amendments to the terms of Options in order to maintain Option value in connection with a conversion, change, reclassification, redesignation, subdivision or consolidation of Shares or a reorganization, amalgamation, consolidation, merger or takeover bid or similar type of transaction involving the Corporation.

(b) Notwithstanding the provisions of 25(a), the Board may not, without the prior approval of the shareholders of the Corporation, make amendments to the Plan for any of the following purposes:

(i) to increase in the maximum number of Shares issuable under the Plan as set out in Section 3;

(ii) to reduce the Exercise Price of outstanding Options,

(iii) to cancel an Option for the purpose of exchange for reissuance at a lower Exercise Price to the same person;

(iv) to extend the Expiry Date of an outstanding Option, except where the Expiry Date is extended because it would have occurred during a Black Out Period;

(v) to extend the Expiry Date of an outstanding Option, except where the Expiry date has been accelerated due to the death, termination upon retirement, termination by reason of disability or otherwise of the Optionee, provided however, that the Option cannot be extended beyond the Expiry Date originally set at the time of the Option grant;

(vi) to amend the Plan to permit the grant of an Option with an Expiry Date of more than ten (10) years from the Award Date;

(vii) to amend the transferability provision of the Plan, other than to permitted assigns or for estate planning or estate settlement purposes;

MANAGEMENT CIRCULAR PROXY	40

(viii) to amend this Section 25(b); and

(ix) to expand the class of participants to whom Options may be granted under the Plan.

(26) Termination of the Plan

The Board may terminate this Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Corporation, such Options and such Option Holders shall continue to be governed by the provisions of this Plan.

(27) Delegation of Administration of the Plan

Subject to the Business Corporations Act (Ontario) or any other legislation governing the Corporation, the Plan shall be administered by the Board, or an Administrator on the instructions of the Board or such committee of the Board formed in respect of matters relating to the Plan. The Board or such committee may make, amend and repeal at any time and from time to time such regulations not inconsistent with this Plan as it may deem necessary or advisable for the proper administration and operation of this Plan and such regulations shall form part of this Plan. The Board may delegate to the Administrator or any Director, Employee or officer of the Corporation such administrative duties and powers as it may see fit.

(28) Applicable Law

This Plan shall be governed by and construed in accordance with the laws in force in the Province of Ontario.

(29) Stock Exchange

To the extent applicable, the issuance of any Shares pursuant to Options granted under the Plan is subject to approval of the Plan and the grant of the Options by the Exchange or such other stock exchange upon which the Shares are listed, and the Plan shall be subject to the ongoing requirements of such exchange.

(30) Agreement

The Corporation and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of this Plan.

MANAGEMENT CIRCULAR PROXY	41

SCHEDULE A TO THE STOCK OPTION PLAN

OPTION CERTIFICATE

This certificate is issued pursuant to the provisions of the CGX Energy Inc. (the "Corporation") Stock Option Plan (the "Plan") and evidences that ______________________________ (Name of Optionee) is the holder of an option (the "Option") to purchase up to ________________ (Number of Shares) common shares (the "Shares") in the capital stock of the Corporation at a purchase price of $_________ per Share. Subject to the provisions of the Plan:

(a) the Award Date of this Option is _____________________ (insert date of grant); and

(b) the Expiry Date of this Option is _____________________ (insert date of expiry).

Additional Vesting or Other Restrictions: (insert as applicable)

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 p.m. (Toronto time) on the Expiry Date, by delivering to the Corporation an Exercise Notice, in the form provided in the Plan, together with this certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This certificate and the Option evidenced hereby is not assignable, transferable or negotiable, except in limited circumstances, and is subject to the detailed terms and conditions contained in the Plan. This certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

Signed this <> day of <>, 20___.

CGX ENERGY INC.

by its Authorized Signatory:

______________________________________

<name>

<title>

MANAGEMENT CIRCULAR PROXY	42

SCHEDULE B TO THE STOCK OPTION PLAN

EXERCISE NOTICE

To:	The Administrator, Stock Option Plan

CGX ENERGY INC. (the "Corporation")

The undersigned hereby irrevocably gives notice, pursuant to the Corporation's Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a) all of the Shares; or

(b) __________________ of the Shares, which are the subject of the Option Certificate attached hereto,

subject to the deduction of any applicable Canadian withholding taxes.

Calculation of total Exercise Price:

(i)	number of Shares to be acquired on exercise:	____________ Shares

(ii)	multiplied by the Exercise Price per Share:	$___________

TOTAL EXERCISE PRICE, enclosed herewith:		$___________

The undersigned tenders herewith: (1) a certified cheque or bank draft in an amount equal to the total Exercise Price of the aforesaid Shares, as calculated above; and (2) a certified cheque or bank draft in an amount equal to any applicable Canadian withholding taxes, and directs the Corporation to issue the share certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address:

DATED the ______ day of _____________________, 20___.

Signature of Option Holder

Name of Option Holder (please print)

MANAGEMENT CIRCULAR PROXY	43

SCHEDULE B ‐ AUDIT COMMITTEE CHARTER

GENERAL

(1) Purpose and Responsibilities of the Committee

1.1 Purpose

The primary purpose of the Committee is to assist Board oversight of:

(a) the integrity of the Corporation's financial statements;

(b) the Corporation's compliance with legal and regulatory requirements;

(c) the External Auditor's qualifications and independence; and

(d) the performance of the Corporation's internal audit function and the External Auditor.

(2) Definitions and Interpretation

2.1 Definitions

In this Charter:

(a) "Board" means the board of directors of the Corporation;

(b) "Chair" means the chair of the Committee;

(c) "Committee" means the audit committee of the Board;

(d) "Corporation" means CGX Energy Inc.;

(e) "Director" means a member of the Board; and

(f) "External Auditor" means the Corporation's independent auditor.

2.2 Interpretation

The provisions of this Charter are subject to the articles and by‐laws of the Corporation and to the applicable provisions of the Business Corporations Act (Ontario), and any other applicable legislation.

CONSTITUTION AND FUNCTIONING OF THE COMMITTEE

(3) Establishment and Composition of the Committee

3.1 Establishment of the Audit Committee

The Committee is hereby continued with the constitution, function and responsibilities herein set forth.

3.2 Appointment and Removal of Members of the Committee

MANAGEMENT CIRCULAR PROXY	44

(a) Board Appoints Members. The members of the Committee shall be appointed by the Board, having considered the recommendation of the Corporate Governance, Nominating and Social Responsibility Committee of the Board.

(b) Annual Appointments. The appointment of members of the Committee shall take place annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected, provided that if the appointment of members of the Committee is not so made, the Directors who are then serving as members of the Committee shall continue as members of the Committee until their successors are appointed.

(c) Vacancies. The Board may appoint a member to fill a vacancy which occurs in the Committee between annual elections of Directors. If a vacancy exists on the Committee, the remaining members shall exercise all of their powers so long as a quorum remains in office.

(d) Removal of Member. Any member of the Committee may be removed from the Committee by a resolution of the Board.

3.3 Number of Members

The Committee shall consist of three or more Directors.

3.4 Independence of Members

A majority of the members of the Committee shall be independent for the purposes of all applicable regulatory and stock exchange requirements as outlined in Sections 1.4 of National Instrument 52‐110 - Audit Committee (unless less is allowed by applicable securities rules - for reference, TSX‐V Policy 3 and Part 6‐ NI 52‐110):

3.5 Financial Literacy

(a) Financial Literacy Requirement. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

(b) Definition of Financial Literacy. "Financially literate" means the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements.

(4) Committee Chair

4.1 Board to Appoint Chair

The Board shall appoint the Chair from the members of the Committee who are unrelated directors (or, if it fails to do so, the members of the Committee shall appoint the Chair from among its members).

4.2 Chair to be Appointed Annually

The designation of the Committee's Chair shall take place annually at the first meeting of the Board after a meeting of the members at which Directors are elected, provided that if the designation of Chair is not

MANAGEMENT CIRCULAR PROXY	45

so made, the Director who is then serving as Chair shall continue as Chair until his or her successor is appointed.

(5) Committee Meetings

5.1 Quorum

A quorum of the Committee shall be two members.

5.2 Secretary

The Chair shall designate from time to time a person who may, but need not, be a member of the Committee, to be Secretary of the Committee.

5.3 Time and Place of Meetings

The time and place of the meetings of the Committee and the calling of meetings and the procedure in all things at such meetings shall be determined by the Committee; provided, however, the Committee shall meet at least four times per year on a quarterly basis.

5.4 In Camera Meetings

On at least an annual basis, the Committee shall meet separately with each of:

(a) management;

(b) the External Auditor; and

(c) the internal auditor.

5.5 Right to Vote

Each member of the Committee shall have the right to vote on matters that come before the Committee.

5.6 Voting

Any matters to be determined by the Committee shall be decided by a majority of votes cast at a meeting of the Committee called for such purpose; actions of the Committee may be taken by an instrument or instruments in writing signed by all of the members of the Committee, and such actions shall be effective as though they had been decided by a majority of votes cast at a meeting of the Committee called for such purpose.

5.7 Invitees

The Committee may invite Directors, officers, employees and consultants of the Corporation or any other person to attend meetings of the Committee to assist in the discussion and examination of the matters under consideration by the Committee. The External Auditor shall receive notice of each meeting of the Committee and shall be entitled to attend any such meeting at the Corporation's expense.

5.8 Regular Reporting

The Committee shall report to the Board at the Board's next meeting the proceedings at the meetings of the Committee and all recommendations made by the Committee at such meetings.

MANAGEMENT CIRCULAR PROXY	46

(6) Authority of Committee

6.1 Retaining and Compensating Advisors

The Committee has the authority, to the extent it deems necessary or appropriate, to retain and terminate independent legal counsel or other advisors to assist the Committee in carrying out its responsibilities. The Corporation will provide for appropriate funding, as determined by the Committee, to pay any such counsel or other advisors retained by the Committee and to pay ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

6.2 Funding

The Committee shall have the authority to authorize the payment of:

(a) compensation to any external auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation (National Instrument 52‐110 - Audit Committees requires disclosure of fees by category paid to the External Auditor).

(b) compensation for any advisors employed by the audit committee under Section 6.1 hereof; and

(c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

(d) In addition, the Chair of the Committee is authorized to approve fees for the performance of all audit, audit‐related and other services; however, in respect of tax‐related services, the Chair of the Committee is authorized to approve fees of up to $50,000 and fees over this amount must be approved by the full Committee. The foregoing approval of fees for audit, audit‐related, tax‐related and other services shall be reported to the full Committee at its scheduled meeting.

6.3 Subcommittees

The Committee may delegate authority to one or more members or subcommittees when deemed appropriate, provided that the actions of any such members or subcommittees must be reported to the full Committee no later than at its next scheduled meeting.

6.4 Recommendations to the Board

The Committee shall have the authority to make recommendations to the Board, but shall have no decision‐making authority other than as specifically contemplated in this Charter.

6.5 Compensation

The Committee has the authority to communicate directly with External Auditors and the internal auditors.

6.6 Special Reviews

The Committee has the authority to request the CFO undertake and supervise special reviews that may be deemed necessary in order to ensure compliance with legal and regulatory requirements.

MANAGEMENT CIRCULAR PROXY	47

(7) Remuneration of Committee Members

7.1 Remuneration of Committee Members

Members of the Committee and the Chair shall receive such remuneration for their service on the Committee as the Board may determine from time to time.

7.2 Directors' Fees

No member of the Committee may earn fees from the Corporation or any of its subsidiaries other than directors' fees (which fees may include cash and/or shares or options or other in‐kind consideration ordinarily available to directors, as well as all of the regular benefits that other directors receive). For greater certainty, no member of the Committee shall accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation

SPECIFIC DUTIES AND RESPONSIBILITIES

(8) Integrity of Financial Statements

8.1 Review and Approval of Financial Information

(a) Annual Financial Statements. The Committee shall review and discuss with management and the External Auditor the Corporation's audited annual financial statements and related management's discussion and analysis ("MD&A") together with the report of the External Auditor thereon and, if appropriate, recommend to the Board that it approve the audited annual financial statements.

(b) Interim Financial Statements. The Committee shall review and discuss with management and the External Auditor and, if appropriate, approve the Corporation's interim unaudited financial statements and related MD&A.

(c) Material Public Financial Disclosure. The Committee shall discuss with management and the External Auditor:

(i) the types of information to be disclosed and the type of presentation to be made in connection with profit or loss or earnings press releases; and

(ii) financial information and earnings guidance (if any) provided to analysts and rating agencies.

(d) Procedures for Review. The Committee shall be satisfied that adequate procedures are in place for the review of the Corporation's disclosure of financial information extracted or derived from the Corporation's financial statements (other than financial statements, MD&A and profit or loss or earnings press releases, which are dealt with elsewhere in this Charter) and shall periodically assess the adequacy of those procedures.

(e) General. To the extent the Committee deems it necessary or appropriate, the Committee may review and discuss with management and the External Auditor:

(i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles;

MANAGEMENT CIRCULAR PROXY	48

(ii) major issues as to the adequacy of the Corporation's internal controls over financial reporting and any special audit steps adopted in light of material control deficiencies;

(iii) analyses prepared by management and/or the External Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative accounting methods on the financial statements;

(iv) the effect on the financial statements of the Corporation of regulatory and accounting initiatives, as well as off‐balance sheet transaction structures, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons that have a material current or future effect on the financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses of the Corporation;

(v) the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented;

(vi) any financial information or financial statements in prospectuses and other offering documents;

(vii) the management certifications of the financial statements as required under applicable securities laws in Canada or otherwise; and

(viii) any other relevant reports or financial information submitted by the Corporation to any governmental body or the public.

(9) Disclosure

9.1 Generally review and discuss with management the type and presentation of information to be disclosed in the Corporation's earnings press releases, including the use of pro forma or "adjusted" non‐IFRS information, as well as the type and presentation of financial information and earnings guidance to be provided to analysts and rating agencies; such discussions may be of a general nature and need not cover the specific information or presentations to be given.

(10) External Auditor

10.1 External Auditor

(a) Authority with Respect to External Auditor. As a representative of the Corporation's shareholders, the Committee shall be directly responsible for the appointment, compensation and oversight of the work of the External Auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. In the discharge of this responsibility, the Committee shall:

(i) have sole responsibility for recommending to the Board the person to be proposed to the Corporation's shareholders for appointment as External Auditor for the above‐described purposes and recommending such External Auditor's compensation;

MANAGEMENT CIRCULAR PROXY	49

(ii) determine at any time whether the Board should recommend to the Corporation's shareholders that the incumbent External Auditor should be removed from office;

(iii) review the terms of the External Auditor's engagement, discuss the audit fees with the External Auditor and be solely responsible for approving such audit fees; and

(iv) require the External Auditor to confirm in its engagement letter each year that the External Auditor is accountable to the Board and the Committee as representatives of shareholders.

(b) Independence. The Committee shall satisfy itself as to the independence of the External Auditor. As part of this process the Committee shall:

(i) require the External Auditor to submit on a periodic basis to the Committee a formal written statement delineating all relationships between the External Auditor and the Corporation and engage in a dialogue with the External Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the External Auditor and recommend that the Board take appropriate action in response to the External Auditor's report to satisfy itself of the External Auditor's independence;

(ii) unless the Committee adopts pre‐approval policies and procedures, approve any non‐audit services provided by the External Auditor, provided the Committee may delegate such approval authority to one or more of its independent members who shall report promptly to the Committee concerning their exercise of such delegated authority; and

(iii) review and approve the policy setting out the restrictions on the Corporation partners, employees and former partners and employees of the Corporation's current or former External Auditor.

(c) Issues Between External Auditor and Management. The Committee shall:

(i) review any problems experienced by the External Auditor in conducting the audit, including any restrictions on the scope of the External Auditor's activities or access to requested information; and

(ii) review any significant disagreements with management and, to the extent possible, resolve any disagreements between management and the External Auditor.

(d) Non‐Audit Services.

(i) The Committee shall either:

(A) approve any non‐audit services provided by the External Auditor or the external auditor of any subsidiary of the Corporation to the Corporation (including its subsidiaries); or

(B) adopt specific policies and procedures for the engagement of non‐audit services, provided that such pre‐approval policies and procedures are detailed as to the particular service, the audit committee is informed of each non‐audit service and the procedures do not include delegation of the audit committee's responsibilities to management.

MANAGEMENT CIRCULAR PROXY	50

(ii) The Committee may delegate to one or more independent members of the Committee the authority to pre‐approve non‐audit services in satisfaction of the requirement in the previous section, provided that such member or members must present any non‐audit services so approved to the full Committee at its first scheduled meeting following such pre‐approval. In respect of tax‐related services, the Chair of the Committee is authorized to approve fees of up to $50,000 and fees over this amount must be approved by the full Committee.

(iii) The Committee shall instruct management to promptly bring to its attention any services performed by the External Auditor which were not recognized by the Corporation at the time of the engagement as being non‐audit services.

(11) Other

11.1 Related Party Transactions

The Committee shall review and approve all related party transactions in which the Corporation is involved or which the Corporation proposes to enter into.

11.2 Expense Accounts

The Committee shall review and make recommendations with respect to:

(a) the Corporation's expense account policy, and rules relating to the standardization of the reporting on expense accounts; and

(b) the Director's Expense Policy of the Corporation.

11.3 Whistle Blowing

The Committee shall put in place procedures for:

(a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(12) Performance Evaluation

The Committee shall follow the process established by the Board and overseen by the Governance Committee for assessing the performance and effectiveness of the Committee.

(13) Charter Review

The Committee shall review and assess the adequacy of this Charter on a regular basis and recommend to the Board any changes it deems appropriate.

Approved by the Board of Directors on August 3, 2020

MANAGEMENT CIRCULAR PROXY	51